AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                  NUCLEUS, INC.

                                       AND

                                WEBNET.COM, INC.

                                       AND

                      THE SHAREHOLDERS OF WEBNET.COM, INC.


                                  May 3, 2000


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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page

1.   Definitions..............................................................1

2.   Basic Transaction........................................................5
     (a)  The Merger..........................................................5
     (b)  The Closing.........................................................6
     (c)  Actions at the Closing..............................................6
     (d)  Effect of Merger....................................................6
     (e)  Procedure for Payment...............................................7
     (f)  Closing of Transfer Records.........................................8

3.   Representations and Warranties of the Target and Principal Target
     Shareholders.............................................................8
     (a)  Organization, Qualification, and Corporate Power....................8
     (b)  Capitalization......................................................8
     (c)  Authorization of Transactions.......................................9
     (d)  Noncontravention....................................................9
     (e)  Financial Statements................................................9
     (f)  Events Subsequent to March 31, 2000.................................9
     (g)  Undisclosed Liabilities.............................................9
     (h)  Continuity of Business Enterprise..................................10
     (i)  Target Investments.................................................10
     (j)  Absence of Certain Changes.........................................10
     (k)  Litigation.........................................................10
     (l)  Compliance with Law................................................11
     (m)  Taxes..............................................................11
     (n)  Material Contracts.................................................12
     (o)  Assets of the Target...............................................13
     (p)  Affiliate Transactions.............................................13
     (q)  Clients and Suppliers..............................................13
     (r)  Books and Records..................................................14
     (s)  Accounts Receivable................................................14
     (t)  Real Property......................................................14
     (u)  Personal Property Leases...........................................15
     (v)  Intellectual Property..............................................15
     (w)  Employee Plans.....................................................15
     (x)  Labor and Employee Matters.........................................17
     (y)  Insurance..........................................................18
     (z)  Transactions with Related Parties..................................18
     (aa) Full Disclosure....................................................19

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4.   Representations and Warranties of the Buyer.............................19
     (a)  Organization, Qualification and Corporate Power....................19
     (b)  Capitalization.....................................................19
     (c)  Authorization of Transaction.......................................20
     (d)  Noncontravention...................................................20
     (e)  Filings with the SEC...............................................20
     (f)  Financial Statements...............................................20
     (g)  Undisclosed Liabilities............................................21
     (h)  Brokers' Fees......................................................21
     (i)  Disclosure.........................................................21
     (j)  Full Disclosure....................................................21

5.   Covenants...............................................................22
     (a)  General............................................................22
     (b)  Notices and Consents...............................................22
     (c)  Regulatory Matters and Approvals...................................22
     (d)  Operation of Target Business.......................................22
     (e)  Full Access........................................................23
     (f)  Notice of Developments.............................................23
     (g)  Tax Consequences...................................................23
     (h)  Current Report on Form 8-K.........................................23
     (i)  Target Audited Financial Statements................................24
     (j)  Continuity of Business Enterprise..................................24
     (k)  Restricted Securities..............................................24
     (l)  Legends............................................................24
     (m)  Employee Plans.....................................................24

6.   Conditions to Obligation to Close.......................................24
     (a)  Conditions to Obligation of the Buyer..............................24
     (b)  Conditions to Obligation of the Target.............................26

7.   Survival of Representations, Warranties and Covenants...................27
     (a)  Materiality........................................................27
     (b)  Indemnification by Principal Target Shareholders...................27
     (c)  Indemnification by Buyer...........................................28
     (d)  Defense of Claim for Indemnification...............................28
     (e)  Indemnification Procedure for Third Party Claims Against
          Indemnified Parties................................................28

8.   Termination.............................................................30
     (a)  Termination of Agreement...........................................30
     (b)  Effect of Termination..............................................31
     (c)  Late Closing Penalty...............................................31

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9.   Miscellaneous...........................................................31
     (a)  Press Releases and Public Announcements............................31
     (b)  No Third Party Beneficiaries.......................................31
     (c)  Entire Agreement...................................................31
     (d)  Succession and Assignment..........................................31
     (e)  Counterparts.......................................................32
     (f)  Headings...........................................................32
     (g)  Notices............................................................32
     (h)  Governing Law; Dispute Resolution..................................33
     (i)  Attorneys' Fees and Costs..........................................33
     (j)  Amendments and Waivers.............................................33
     (k)  Severability.......................................................33
     (l)  Expenses...........................................................33
     (m)  Construction.......................................................33
     (n)  Incorporation of Disclosure Schedules and Exhibits.................34

EXHIBIT A -    Put Option Agreement
EXHIBIT B -    Employment Agreements
EXHIBIT C -    Lease Agreement
EXHIBIT D -    Waiver and Consent
EXHIBIT E -    Indemnity Agreement
EXHIBIT F -    Registration Rights Agreement

DISCLOSURE SCHEDULE

                                       iii

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                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER


     This Amended and Restated Agreement and Plan of Merger is entered into as of May 3, 2000, by and among Nucleus, Inc., a Nevada corporation (the "Buyer"), WebNet.com, Inc., a Georgia corporation (the "Target"), and the holders of the capital stock of Target (the "Target Shareholders"). The Buyer, the Target and the Target Shareholders are each referred to herein as a "Party" and collectively as the "Parties."

     This Agreement amends and restates in its entirety the Merger Agreement dated January 18, 2000, among Buyer, Target and Target Shareholders. This Agreement contemplates a tax-free merger of the Target with and into the Buyer in a reorganization (the "Transaction") pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). The Target Shareholders will receive capital stock in the Buyer in exchange for their capital stock in the Target.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.   Definitions.
     ------------

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Agreement" means this Amended and Restated Agreement and Plan of Merger.

     "Additional Documents" has the meaning set forth in Section 7(b) below.

     "Atlanta Branch Target Revenue Determination Date" means the date Buyer and the Principal Target Shareholders have agreed to the Atlanta Branch Target Revenues.

     "Atlanta Branch Target Revenues" means the net revenues derived from Buyer's Atlanta Branch for the eight (8) month period following the Closing Date; provided, that not more than $500,000 of such revenues may be comprised of software and hardware sales.

     "Buyer" has the meaning set forth in the preface above.

     "Buyer Common Share" means any share of the common stock, $.001 par value per share, of the Buyer.

     "Buyer Indemnified Parties" has the meaning set forth in Section 7(b) below.

     "Buyer Notice" has the meaning set forth in Section 5(i)(5) below.

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     "Buyer Preferred Share" means any share of Preferred Stock of the Buyer.

     "Buyer Warrant" means any warrant to purchase a Buyer Common Share.

     "Change of Control" means the occurrence of any of the following: (A) any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act), excluding for this purpose the Buyer or any subsidiary of the Buyer, or any employee benefit plan of the Buyer or any subsidiary of the Buyer, or any person or entity organized, appointed or established by the Buyer for or pursuant to the terms of such plan which acquires beneficial ownership of voting securities of the Buyer, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act) directly or indirectly of securities of the Buyer representing fifteen percent (15%) or more of the combined voting power of the Buyer's then outstanding securities; provided, however, that no Change of Control shall be deemed to have occurred as the result of an acquisition of securities of the Buyer by the Buyer which, by reducing the number of voting securities outstanding, increases the direct or indirect beneficial ownership interest of any person to fifteen percent (15%) or more of the combined voting power of the Buyer's then outstanding securities, but any subsequent increase in the direct or indirect beneficial ownership interest of such a person in the Buyer shall be deemed a Change of Control; and provided further that if the Board of Directors of the Buyer determines in good faith that a person who has become the beneficial owner directly or indirectly of securities of the Buyer representing fifteen percent (15%) or more of the combined voting power of the Buyer's then outstanding securities has inadvertently reached that level of ownership interest, and if such person divests as promptly as practicable a sufficient amount of securities of the Buyer so that the person no longer has a direct or indirect beneficial ownership interest in fifteen percent (15%) or more of the combined voting power of the Buyer's then outstanding securities, then no Change of Control shall be deemed to have occurred; (B) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such two-year period constitute the Board of Directors of the Buyer and any new director (except for a director designated by a person who has entered into an agreement with the Buyer to effect a transaction described elsewhere in this section) whose election by the Board or nomination for election by the Buyer's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least a majority thereof; or (C) the stockholders of the Buyer approve a plan of complete liquidation of the Buyer, an agreement for the sale or disposition of the Buyer or all or substantially all of the Buyer's assets, or a plan of merger or consolidation of the Buyer with any other corporation, except for a merger or consolidation in which the security owners of the Buyer immediately prior to the merger or consolidation continue to own at least eighty-five percent (85%) of the voting securities of the new (or continued) entity immediately after such merger or consolidation.

     "Closing" has the meaning set forth in Section 2(b) below.

     "Closing Date" has the meaning set forth in Section 2(b) below.

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     "Closing Date Conversion Ratio" means the ratio of 661,000 Buyer Common
Shares to all Outstanding Target Shares.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Controlled Entities" has the meaning set forth in Section 4(y)(i)below.

     "Confidential Information" means any information concerning the businesses and affairs of a Person that is not already generally available to the public.

     "Conversion Ratios" means, collectively, the Closing Date Conversion Ratio and the Post-Closing Conversation Ratio.

     "Defense Notice" has the meaning set forth in Section 7(e) below.

     "Disclosure Schedule" has the meaning set forth in Section 3 below.

     "Dissenting Share" means any Target Share for which any Target Shareholder has exercised his or her appraisal rights under the Georgia Business Corporation Code.

     "Effective Time" has the meaning set forth in Section 2(d)(1) below.

     "Employee Plans" has the meaning set forth in Section 4(y) below.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Agent" has the meaning set forth in Section 2(e) below.

     "Financial Statements" has the meaning set forth in Section 3(e) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Georgia Business Corporation Code" means the Georgia Business Corporation Code as amended.

     "Georgia Certificate of Merger" has the meaning set forth in Section 2(c) below.

     "Governmental Entity" means a court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign.

     "Income Taxes" means any and all federal, state, local, or foreign Taxes imposed on net income.

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     "Indemnification Period" has the meaning set forth in Section 7(a) below.

     "Indemnified Party" has the meaning set forth in Section 7(d) below.

     "Indemnifying Party" has the meaning set forth in Section 7(d) below.

     "Indemnity Notice" has the meaning set forth in Section 7(f)(e)(v) below.

     "IRS" means the Internal Revenue Service.

     "Labor Agreement" has the meaning set forth in Section 3(x) below.

     "Losses" has the meaning set forth in Section 7(b) below.

     "Material Adverse Effect" has the meaning set forth in Section 3 below.

     "Merger" has the meaning set forth in Section 2(a) below.

     "Merger Consideration" has the meaning set forth in Section 2(d) below.

     "Most Recent Fiscal Year End" has the meaning set forth in Section 4(f) below.

     "Multiemployer Plan" has the meaning set forth in Section 4(y)(vii) below.

     "Nevada Certificate of Merger" has the meaning set forth in Section 2(c) below.

     "Nevada General Corporation Law" means the Business Corporation Act of the State of Nevada as amended.

     "Ordinary Course of Business" means ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Outstanding Target Shares" means the Target Shares issued and outstanding immediately prior to the Effective Time other than Dissenting Shares.

     "Party" or "Parties" has the meaning set forth in the preface above.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Personnel Documents" has the meaning set forth in Section 4(y)(i) below.

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     "Post-Closing Conversion Ratio" means the ratio of 300,000 Buyer Common
Shares to all Outstanding Target Shares.

     "Principal Target Shareholders" means Martin Jay Ryerse, Steven L. Ryerse, Scott Ackerstein and Paul E. Butticaz.

     "Proceeding Notice" has the meaning set forth in Section 5(i)(5) below.

     "Public Reports" has the meaning set forth in Section 4(e) below.

     "Reserves" has the meaning set forth in Section 3(s) below.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Surviving Corporation" has the meaning set forth in Section 2(a) below.

     "Target" has the meaning set forth in the preface above.

     "Target Contracts" has the meaning set forth in Section 3(n) below.

     "Target Share" means any share of the common stock, par value $0.001 per share, of the Target.

     "Target Shareholders" means Martin Jay Ryerse, Steven L. Ryerse, Scott Ackerstein, Paul E. Butticaz and Daniel R. Bridges.

     "Target Shareholder Loan" means a Target Shareholder loan to Target.

     "Tax" has the meaning set forth in Section 3(m) below.

     "Tax Return" has the meaning set forth in Section 3(m) below.

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     "Third Party Claim" has the meaning set forth in Section 7(e)(i) below.

     "Transaction" has the meaning set forth in the first recital of this Agreement.

2.   Basic Transaction.
     ------------------

          a. The Merger. On and subject to the terms and conditions of this Agreement, the Target will merge with and into the Buyer (the "Merger") at the Effective Time. The Buyer shall be the corporation surviving the Merger (the "Surviving Corporation").

          b. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Vedder, Price, Kaufman & Kammholz in Chicago, Illinois commencing at 9:00 a.m. local time on May 11, 2000 or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than June 30, 2000.

          c. Actions at the Closing. At the Closing, (i) the Target will deliver to the Buyer the various certificates, instruments, and documents referred to in
Section 6(a) below, (ii) the Buyer will deliver to the Target the various certificates, instruments, and documents referred to in Section 6(b) below,
(iii) the Buyer and the Target will file with the Secretary of State of the State of Nevada a Certificate of Merger in a form customarily accepted by the Secretary of State of the State of Nevada (the "Nevada Certificate of Merger"),
(iv) the Buyer and the Target will file with the Secretary of State of the State of Georgia a Certificate of Merger in a form customarily accepted by the Secretary of State of the State of Georgia (the "Georgia Certificate of Merger"), (v) the Buyer will deliver to the Exchange Agent in the manner provided in Section 2(e) certificates evidencing the Buyer Common Shares issued in the Merger, and (v) the Target Shareholders will deliver to the Exchange Agent in the manner provided in Section 2(e) certificates evidencing the Target Shares together with appropriate stock powers.

     d.  Effect of Merger.
         ----------------

               i. General. The Merger shall become effective at the time (the "Effective Time") the Buyer and the Target file the Nevada Certificate of Merger with the Secretary of State of the State of Nevada and the Georgia Certificate of Merger with the Secretary of State of the State of Georgia or such later time as specified in such certificates. The Merger shall have the effect set forth in the Nevada General Corporation Law and the Georgia Business Corporation Code. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Buyer or the Target in order to carry out and effectuate the transactions contemplated by this Agreement.

               ii. Articles of Incorporation. The Articles of Incorporation of the Buyer in effect at and as of the Effective Time will remain the Articles of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

               iii. Bylaws. The Bylaws of the Buyer in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

               iv. Conversion of Target Shares. At and as of the Effective Time, all Outstanding Target Shares shall be canceled, retired and converted into (1) the right to receive 661,000 Buyer Common Shares at the Effective Time and (2) the right to receive 300,000 Buyer Common Shares on the Atlanta Branch Target Revenue Determination Date if the Atlanta Branch Target Revenues exceed $1,500,000 (collectively, the "Merger Consideration"). The condition in clause (2) above shall be deemed to have been satisfied if prior to the Atlanta Branch Target Revenue Determination Date (i) the employment of any of Martin Jay Ryerse, Steven L. Ryerse or Scott Ackerstein with the Buyer has been terminated other than for "Cause" as defined in Section 1 of said employee's Employment Agreement of even date, (ii) Buyer has taken such action that would reasonably cause the Atlanta Branch Target Revenues to fall below $1,500,000, or (iii) there is a Change of Control. The Conversion Ratios shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Outstanding Target Shares. The Parties agree and acknowledge that any conversion of Target Shareholder Loans into Target Shares prior to Closing will not effect the aggregate amount of the Merger Consideration to be received by the Target Shareholders under this Agreement. No Target Share shall be deemed to be outstanding or to have any rights other than those set forth above in this
     Section 2(d)(iv) after the Effective Time.

     e.  Procedure for Payment.
         ---------------------

               i. The Merger Consideration shall be allocated among the Target Shareholders in proportion to their respective holdings of Target Shares as set forth on the Disclosure Schedule.

               ii. Buyer will furnish to Illinois Stock Transfer Company of Chicago, Illinois (the "Exchange Agent") stock certificates (issued in the name of the Exchange Agent or its nominee) representing Buyer Common Shares to which the Target Shareholders are entitled as follows: (A) immediately after the Effective Time, that number of Buyer Common Shares equal to the product of the Closing Date Conversion Ratio times the number of Outstanding Target Shares, and (B) immediately after the Atlanta Branch Target Revenue Determination Date, but only to the extent that the condition specified in Section 2(d)(iv)(2) is satisfied, that number of Buyer Common Shares equal to the product of the Post-Closing Conversion Ratio times the number of Outstanding Target Shares. The Buyer shall cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) to each record holder of outstanding Target Shares for the holder to use in surrendering the certificates which represented his or her Target Shares in exchange for the certificates representing the number of Buyer Common Shares to which he or she is entitled.

               iii. The Buyer shall not pay any dividend or make any distribution on Buyer Common Shares (with a record date at or after the Effective Time) to any record holder of outstanding Target Shares until the holder surrenders for exchange his or her certificates which represented Target Shares. The Buyer instead shall pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of the holder pending surrender and exchange. The Buyer may cause the Exchange Agent to invest any cash the Exchange Agent receives from the Buyer as a dividend or distribution in one or more of the investments permitted of banks and transfer companies; provided, however, that the terms and conditions of the investments shall be such as to permit the Exchange Agent to make prompt payments of cash to the holders of outstanding Target Shares as necessary. The Buyer may cause the Exchange Agent to pay over to the Buyer any net earnings with respect to the investments, and the Buyer shall replace promptly any cash which the Exchange Agent loses through investments. In no event, however, will any holder of outstanding Target Shares be entitled to any interest or earnings on the dividend or distribution pending receipt.

               iv. The Buyer may cause the Exchange Agent to return any Buyer Common Shares and dividends and distributions thereon remaining unclaimed 180 days after the Atlanta Branch Target Revenue Determination Date, and thereafter each remaining record holder of outstanding Target Shares shall be entitled to look to the Buyer (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to the Buyer Common Shares and dividends and distributions thereon to which he or it is entitled upon surrender of his or her certificates.

          v. The Buyer shall pay all charges and expenses of the Exchange Agent.

          f. Closing of Transfer Records. After the close of business on the Closing Date, transfers of Outstanding Target Shares shall not be made on the stock transfer books of the Surviving Corporation.

     3. Representations and Warranties of the Target and Principal Target Shareholders. Each of the Target and Principal Target Shareholders represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Target and Principal Target Shareholders (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

          a. Organization, Qualification, and Corporate Power. The Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of the Target or on the ability of the Parties to consummate the transactions contemplated by this Agreement ("Material Adverse Effect"). The Target has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Target owns all of the issued and outstanding capital stock of its subsidiaries.

          b. Capitalization. The entire authorized capital stock of the Target consists of 1,000,000 Target Shares, 259,375 of which are issued and outstanding. All of the issued and outstanding Target Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target.

          c. Authorization of Transactions. Each of the Target and the Target Shareholders has full power and authority (including full corporate power and authority as applicable) to execute and deliver this Agreement and any Additional Documents and to perform its, his or her obligations hereunder. This Agreement constitutes the valid and legally binding obligations of the Target and the Target Shareholders, enforceable in accordance with its terms and conditions.

          d. Noncontravention. To the knowledge of the Target and Principal Target Shareholders, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target is subject or any provision of the charter or bylaws of the Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect. Other than in connection with the provisions of the Georgia Business Corporation Code, the Nevada General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, the Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect.

          e. Financial Statements. The financial statements of the Target for the fiscal year ended December, 31, 1999 and the three months ended March 31, 2000 (collectively, the "Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of the Target as of the indicated dates and the results of operations of the Target for the indicated periods; provided, however, that the interim statements are subject to normal year-end adjustments.

          f. Events Subsequent to March 31, 2000. Since March 31, 2000, there has not been any material adverse change in the financial condition of the Target.

          g. Undisclosed Liabilities. The Target does not have any liability (whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of March 31, 2000 and (ii) liabilities which have arisen after March 31, 2000 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

          h. Continuity of Business Enterprise. The Target operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Reg. Section 1.368-1(d).

          i. Target Investments. The Target does not own directly or indirectly any interest or investment in the equity or debt for borrowed money of any Person or has any obligation or made any commitment to acquire any such interest or make any such investment.

          j. Absence of Certain Changes. Except as provided in the Disclosure Schedule or disclosed in the Financial Statements, (a) since March 31, 2000, the Target has conducted its business in all material respects in the ordinary course of its business consistent with past practice and there has not been any change in the financial condition, business, results of operations or prospects of the Target, or any development or combination of developments that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, and (b) since the end of the Target's fiscal year last ended until the date hereof, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Target; (ii) any change by the Target to its accounting policies, practices or methods; (iii) any amendment or change to the terms of any indebtedness material to the Target; (iv) other than in the Ordinary Course of Business, any incurrence or cancellation of any claim, obligation, commitment, or indebtedness material to the Target; (v) other than in the Ordinary Course of Business, any transfer, lease, license, sale, mortgage, pledge, encumbrance or other disposition of assets or properties material to the Target; (vi) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Target material to the Target, whether or not covered by insurance; (vii) other than in the Ordinary Course of Business or except as required by applicable law or pursuant to a contractual obligation in effect as of the date of this Agreement,
(A) any execution, adoption or amendment of any agreement or arrangement relating to compensation, bonus, severance or change of control payments or, benefits or any Employee Plan or Labor Agreement or (B) any grant of any stock options or other equity related award; or (viii) any agreement or commitment entered into with respect to any of the foregoing.

          k. Litigation.
             ----------

               i. Except as provided in the Disclosure Schedule, there are no civil, criminal or administrative actions, suits or claims, proceedings (including condemnation proceedings), hearings or investigations pending or, to the knowledge of Target or any Principal Target Shareholder, threatened against, or otherwise adversely affecting the Target or any of its assets or properties.

               ii. The Target is not subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental Entity, that materially restricts the conduct of its business (whether the type of business, the location thereof or otherwise), nor to the knowledge of the Target or any Principal Target Shareholder, has any Governmental Entity proposed issuing or requesting any of the foregoing.

          l. Compliance with Law. To the knowledge of the Target and the Principal Target Shareholders, the business of the Target is being conducted in accordance in all material respects with all applicable statutes of law, ordinances, regulations, judgments, orders or decrees of any Governmental Entity, and not in violation in any material respect of any permits, franchises, licenses, authorizations or consents granted by any Governmental Entity, and the Target has obtained all material permits, franchises, licenses, authorizations or consents necessary for the conduct of its business.

          m. Taxes.
             -----

               i. All material Tax Returns required to be filed by the Target on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time have been or will be prepared in good faith and timely filed with the appropriate Governmental Entity on or prior to the Effective Time or by the due date thereof including extensions.

               ii. All Taxes that are required to be paid have been or will be fully paid (except with respect to matters contested in good faith set forth in the Disclosure Schedule) on or as of March 31, 2000, are adequately reflected as a liability on the Target's Books and Records (without taking into account any deferred Tax liabilities), and all Taxes required to be collected or withheld from third parties have, in all material respects, been collected or withheld.

               iii. The Target has not waived any statute of limitations with respect to federal income Taxes or agreed to any extension of time with respect to federal income or material state Tax assessment or deficiency.

               iv. As of the date hereof, there are not pending or threatened any audits, examinations, investigations, or other proceedings in respect of Taxes or Tax matters that (i) were raised by any Tax authority in a written communication to the Target and (ii) would, if determined adversely to the Target, individually or in the aggregate, reasonably be expected to be material to the Target after taking into account any reserves for Taxes set forth on the Target's financial statements for the year ended December 31, 1999.

          v. The Target has made available to Buyer true and correct copies of the United States federal income and all material state income or franchise Tax Returns filed by the Target for each of its fiscal years ended on December 31, 1997, 1998, and 1999.

     As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, license, premium, environmental (including Taxes under Section 59A of the Code), capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, transfer, property, withholding, excise, production, occupation, windfall profits, customs duties, social security (or similar), registration, value added, alternative or add-on minimum, estimated, occupancy and other Taxes, duties or governmental assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

          n. Material Contracts. Set forth in the Disclosure Schedule is a complete and accurate list of all of the following contracts (written or oral), plans, arrangements, undertakings, commitments or agreements ("Target Contracts") to which the Target is a party or by which any of them is bound as of the date of this Agreement:

               i. each service, distribution, supply, inventory purchase, franchise, license, sales, agency, or advertising contract involving annual expenditures or liabilities in excess of $30,000 which is not cancelable (without material penalty, cost, or other liability) within one year;

               ii. each promissory note, loan, agreement, indenture, evidence of indebtedness or other instrument providing for the lending of money, whether as borrower, lender or guarantor, in excess of $30,000;

               iii. each lease under which the Target is the lessee or real property requiring lease payments in excess of $30,000 annually;

               iv. each contract between the Target, on the one hand, and any of their respective customers, on the other, relating to government contract services;

               v. each joint venture, limited liability company or partnership agreement (A) pursuant to which any third party is entitled to develop any property and/or facility on behalf of Target material to the Target or (B) establishing an entity through which the Target holds a direct or indirect interest in any asset with a purchase price in excess of $50,000;

               vi. each contract or agreement (written or oral) between any Target Shareholder, on the one hand, and the Target, on the other;

               vii. any contract that would constitute a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC); and

               viii. all arrangements between the Target, on the one hand, and any of their respective customers, on the other, which arrangements prohibit, restrict, or which, upon the happening of an event, would prohibit or restrict the Target or any of its Affiliates from doing business with any particular Person or type of Person.

True and complete copies of the written Target Contracts, as amended to date, that are identified in the Disclosure Schedule, have been delivered to Buyer.

     To the knowledge of the Target and the Principal Target Shareholders, each Target Contract is a valid and binding obligation of the Target and each other party thereto, and is in full force and effect, and the Target has performed and complied, in all material respects, with all of the obligations required to be performed or complied with by them under each Target Contract.

          o. Assets of the Target. The Target has good and marketable title or a valid right to use all of the real properties that are necessary, and all of the personal assets and properties that are necessary, for the conduct of the business of the Target, as currently conducted, free and clear of all liens, claims, pledges, security interests and other rights of third parties (other than those that do not materially interfere with or detract from the present use of the asset subject thereto or affected thereby).

          p. Affiliate Transactions. Except as set forth in the Financial Statements, there are no transactions, agreements, arrangements or understandings between the Target, on the one hand, and any Affiliate of the Target or other Persons, on the other hand.

          q. Clients and Suppliers.
             ---------------------

               i. Neither the Target, nor any other Person on behalf of the Target is a party to, or is obligated under, any contract or other arrangement (oral or written) relating to the payment of any brokerage fees, finder's fees, or commissions or other similar compensation in connection with or relating to business between the Target, on the one hand, and any of their respective customers, on the other.

               ii. As of the date of this Agreement, to the knowledge of the Target or the Principal Target Shareholders no material customer of the Target, as of the date hereof, has indicated that there is a material possibility that such customer will cease dealing with the Target.

               iii. As of the date of this Agreement, to the knowledge of the Target or the Principal Target Shareholders no material customer of the Target has requested, and the Target has not granted, any amendment or change to the terms of payment by such customer, in respect of any obligation or indebtedness to the Target, other than in the Ordinary Course of Business.

               iv. As of the date of this Agreement, to the knowledge of the Target or the Principal Target Shareholders no material customer of the Target is insolvent or will be unable to pay its debts or obligations as they become due and payable.

               v. No material client or supplier of the Target has threatened within the last 12 months to cancel or otherwise terminate or intends to cancel or otherwise terminate, the relationship of such Person or entity with the Target or any of the Target Shareholders.

               vi. No such Person or entity has during the last 12 months decreased materially or threatened in writing to decrease or limit materially or intends to modify materially its relationship with the Target or intends to decrease or limit materially its services or supplies to the Target or its usage or purchase of services or products of the Target.

               vii. To the knowledge of the Target or the Principal Target Shareholders, the acquisition of the Merger will not materially and adversely affect the relationship of the Target's business with any material suppler or client.

          r. Books and Records. The books and records of the Target (the "Books and Records") are accurate and complete and have been maintained in the Target's usual, regular and ordinary manner, in accordance with GAAP (but only with respect to the financial records that constitute a part of the Books and Records), and all transactions of the Target are properly reflected therein. All Books and Records are (and at the Closing will be) located at the Target's principal place of business.

          s. Accounts Receivable. Except as set forth in the Disclosure Schedule, to the knowledge of the Target and the Principal Target Shareholders, all outstanding accounts receivable included in the Financial Statements (i) have arisen in bona fide transactions, (ii) are valid claims against account debtors for goods or services delivered or rendered, subject to no defenses, offsets or counterclaims, except as reserved against on the applicable Financial Statements in accordance with GAAP (the "Reserves"), and (iii) are collectible in the Ordinary Course of Business, except the Reserves. All receivables arose (and will have arisen prior to the Closing Date) in the Ordinary Course of Business and none of the obligors of such receivables has refused or given notice that it refuses to pay the full amount thereof. No receivables are subject to prior assignment, claim or other lien. The Target has no liability for any refunds, allowances, returns or discounts in respect of services provided by it or for its account except to the extent of the reserves and liabilities therefor reflected on the applicable Financial Statements in accordance with GAAP and except as otherwise incurred in the Ordinary Course of Business. Where receivables arose out of secured transactions, all financing statements and other instruments required to be filed or recorded to perfect the title or security interest of the Target have been properly filed and recorded. To the knowledge of Target or any Principal Target Shareholder, after the Closing Date, Buyer will not have any obligation (whether in bankruptcy or insolvency proceedings or otherwise) to repay any receivables collected by the Target prior to the Closing Date or any receivables reflected on the Financial Statements which the Surviving Corporation collects after the Closing Date.

          t. Real Property. The Target owns no real property. The Disclosure Schedule sets forth a true and complete list of all real property leased or subleased by the Target (the "Leased Real Property"), including identification of the lease or sublease, street address and list of contracts, agreements, leases, subleases, options and commitments, oral or written, affecting such real estate or any interest therein to which the Target is a party or by which any of its interests in real property is bound (the "Real Property Leases"). The Target is in peaceable possession of the Leased Real Property and has performed in all material respects all obligations required to be performed by it under any other Real Property Leases. Neither the Real Property Leases nor the leasehold interest of the Target with respect to the Leased Real Property is subject to any liens which have arisen out of any action or omission taken by the Target; and, to the knowledge of Target or any Principal Target Shareholder, none of such Leased Real Property is subject to any easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments which materially and adversely affect the value to the Target of the leasehold interest therein or which materially interfere with or impair the present and continued use thereof in the usual and normal conduct of the Target's business as presently conducted.

          u. Personal Property Leases. Set forth in the Disclosure Schedule is a true and complete list of all personal property leases to which the Target is party (the "Personal Property Leases"). The Target is not in default with respect to any Personal Property Lease, no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a default by the Target under any such Personal Property Lease. The Disclosure Schedule sets forth all of the accrued and unpaid obligations and other liabilities of the Target on or with respect to any of such Personal Property Leases through the date hereof.

          v. Intellectual Property. To the knowledge of the Target and the Principal Target Shareholders, the Disclosure Schedule contains a true and complete list of all (i) patents, trademarks, service marks, trade names, technology, know-how, processes, computer software programs and applications and copyrights used in the Target's business (the "Intellectual Property") and (ii) written licenses and other agreements which the Target is a party and pursuant to which the Target is authorized to use any Intellectual Property. The Disclosure Schedule includes a summary description of each item of Intellectual Property and specifies, where applicable, the date granted or applied for, the expiration date and the correct status thereof and applicable royalty and term thereof. To the knowledge of the Target and the Principal Target Shareholders,
(i) each item of Intellectual Property is valid and in good standing, is not subject to any liens, is not currently being challenged or infringed, is not involved in any pending or threatened administrative or judicial proceeding, and does not conflict with any rights of any other person or entity; (ii) neither the Target nor Buyer will be in violation of any material license or agreement listed in the Disclosure Schedule as a result of the execution, delivery, or performance of the Target's obligations under this Agreement; (iii) the Target is not in default or in violation with respect to any of the Intellectual Property or the terms or conditions by which such Intellectual Property was acquired or obtained, and in no event has occurred which constitutes, or with due notice or lapse of time or both would constitute, a default by the Target under or a violation of any item of Intellectual Property; (iv) none of the products or operations of the Target in the conduct of its business involves any infringement of any proprietary right of any other person or entity; and (v) the Target does not have any knowledge or any reason to know of any fact which could give rise to a claim of infringement by any person or entity relating to the ownership, licensing or use of the Intellectual Property by the Target.

          w. Employee Plans.
             --------------

               i. Set forth in the Disclosure Schedule is a true and complete list and summary description of all bonus, pension, stock option, stock purchase, benefit, welfare, profit sharing, retirement, disability, vacation, severance, hospitalization, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, funds, programs or arrangements, and all employment contracts or executive compensation agreements, written or oral, in each of the foregoing cases which cover, are maintained for the benefit of, or relate to any or all employees of the Target or any member of its controlled group (the "Controlled Entities") as described in Sections 414(b), (c), (m), and (o) of the Code (the "Employee Plans"). Set forth in the Disclosure Schedule is a true and complete list of all manuals, brochures or publications or similar documents of the Target and each

     Controlled Entity regarding office administration, personnel matters and hiring, evaluating, supervision, training, termination and promotion of employees of the Target or any Controlled Entity, including, but not limited, to the Target's or any Controlled Entity's affirmative action plan, if any, and all communications to employees concerning such matters (the "Personnel Documents").

               ii. With respect to each Employee Plan, the Target has made available to Buyer true and complete copies, if applicable, of (A) the current plan document, (B) the most recent determination letters received from the IRS, (C) the most recent application for determination filed with the IRS, (D) the latest actuarial valuations, (E) the latest financial statements, (F) the latest Form 5500 Annual Report and Schedule A and Schedule B thereto, (G) all current related trust agreements, insurance contracts or other funding arrangements which implement any of such Employee Plans, and (H) the current summary plan description and any summaries of material modifications thereto communicated to employees. The Target has no stock options or stock appreciation rights issued under any Employee Plan. With respect to each Personnel Document, the Target has furnished to Buyer true and complete copies of all the documents listed in the Disclosure Schedule.

               iii. Each of the Employee Plans and, with respect to each Employee Plan, the Target and each Controlled Entity is in material compliance, in form and operation, with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, ERISA and the Code, and applicable to such Employee Plans. Each Employee Plan and its related trust intended to qualify under Section 401(a) and Section 501(a) of the Code is so qualified and has previously been determined by the IRS to so qualify and nothing has occurred to cause the loss of such qualification. All required reports and descriptions of the Employee Plans have been timely filed and distributed. Any notices required by ERISA or the Code or any other state or federal law or any ruling or regulation of any state or federal administrative agency with respect to the Employee Plans have been appropriately given.

               iv. With respect to the Employee Plans, all applicable contributions for all periods ending prior to Closing have been made in full or will be accrued on the Financial Statements. Subject only to normal retrospective adjustments in the ordinary course, all insurance premiums, have been paid in full with regard to such Employee Plan for policy years or other applicable policy periods ending on or before Closing. No accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred with respect to any Employee Plan, whether or not waived.

               v. Neither the Target nor any Controlled Entity currently sponsors or has ever sponsored an employee pension benefit plan subject to Title IV of ERISA.

               vi. Neither the Target nor any Controlled Entity maintains, contributes to, or has any liability (fixed, contingent or otherwise) for medical, health, life or other welfare benefits for present or future terminated employees (other than any welfare benefits provided in compliance with the Consolidated Omnibus Budget Reconciliation Act of 1985 or other similar law). The Target and each Controlled Entity are in material compliance with Section 4980B of the Code (or Section 162 of the Code, as in effect prior to the effective date of Section 4980B of the
     Code).

               vii. None of the Employee Plans is a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 414(f) of the Code (a "Multiemployer Plan"). Neither the Target nor any Controlled Entity has incurred or expects to incur any withdrawal liability (either as a contributing employer or as part of a controlled group which includes a contributing employer) to any Multiemployer Plan in connection with any complete or partial withdrawal from such plan occurring on or before the Closing.

               viii. With respect to each Employee Plan, (A) no non-exempt prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code have occurred, (B) no action, suit, grievance, arbitration or other manner of litigation, or claim with respect to the assets thereof (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) is pending, threatened or imminent against or with respect to any of the Employee Plans, the Target, any Controlled Entity or any fiduciary, as such term is defined in Section 3(21) of ERISA ("Fiduciary"), of any Employee Plan, including but not limited to any action, suit, grievance, arbitration or other manner of litigation or claim regarding conduct which allegedly interferes with the attainment of rights under any Employee Plan, and (C) none of the Target, the Controlled Entities or the Fiduciaries has any knowledge of any facts which would reasonably be expected to give rise to any such actions, suits, grievances, arbitration or other manner of litigation, or claims with respect to each Employee Plan.


          x. Labor and Employee Matters.
             --------------------------

               i. The Target is not a party to any collective bargaining agreement or any other agreement with any labor organization applicable to employees of or persons or entities providing services to the Target (a "Labor Agreement"). No unfair labor practice charges or complaints are pending or threatened against the Target before the National Labor Relations Board, no similar claims are pending or threatened before any similar foreign agency and or current union representation questions involving employees of or persons or entities providing services to the Target are outstanding. To the Target's knowledge, no activity or proceeding of any labor organization (or representative thereof) to organize any unorganized employees of or persons or entities providing services to the Target, and no strike, slowdown, work stoppage, lockout or other collective labor action by or with respect to any employees of or persons or entities providing services to the Target is in progress, is pending or has been threatened.

               ii. No present or former employee of the Target has a pending claim or charge which has been asserted or, to the knowledge of the Target and the Principal Target Shareholders, threatened against the Target (whether under any foreign, federal, state or common law, thought a government agency, private arbitral body or otherwise) for (A) overtime pay, other than overtime pay for the current period; (B) wages, salaries, profit sharing or claims for stock or equity ownership or benefits including, without limitation, stock options, warrants or phantom stock plans (excluding wages, salaries or profit sharing for the current payroll period); (C) a any violation of any statute, ordinance, contract or regulation relating to minimum wages or maximum hours of work; (D) discrimination against employees on any basis; (E) unlawful or wrongful employment or termination practices; (F) unlawful retirement, termination or labor relations practices, breach of contract or other claim arising under a Labor Agreement or individual contract; (G) any violation of occupational safety or health standards, or (H) any other oral or written contractual or other dispute of any nature.

               iii. There are no agreements, arrangements or understandings that would restrict the ability of the Target to terminate the employment of any or all of the Target's employees at any time without penalty or liability.

          y. Insurance. The Target owns insurance sufficient for compliance with all requirements of law and all agreements to which the Target is a party and which provides for insurance coverage for the Target which is consistent with that of other companies with similar assets and operations and engaged in similar businesses. All of such insurance coverage is described on the Disclosure Schedule. The Target has not received any notice of cancellation or non-renewal of any such policy. The Target has not received any notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage listed in the Disclosure Schedule will not be available to the Target in the future on substantially the same terms as now in effect. The Target has delivered to Buyer true and complete copies of the most recent reports prepared by any property and casualty insurer with respect to the Target.

          z. Transactions with Related Parties. For purposes of this Agreement, the term "Related Party" shall mean (i) any past or present director, officer, executive or management level employee, owner or Affiliate of the Target, or
(ii) spouse of any such director, officer, executive or management level employee, owner or Affiliate (such persons in (i) or (ii) referred to herein as a "Related Party" or collectively as the "Related Parties"). The Disclosure Schedule sets forth the Target Shareholder Loans. Except as set forth in the Disclosure Schedule, since the incorporation of the Target, no Related Party has been a director or officer of, or has had any direct or indirect interest in, any person or entity which during such period has been a supplier or client of products or services or sales agent of the Target or otherwise done business with the Target, or has competed with or been engaged in any business similar to the Target's business. Except as set forth in the

Disclosure Schedule, no Related Party owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Target uses in the conduct of its business. Except as set forth in the Disclosure Schedule, no Related Party owes any money or other amounts to, nor is any Related Party owed any money or other amounts by the Target other than salaries owed by the Target as described in the following sentence. All indebtedness for borrowed funds of the Target to any Related Party is set forth in the Financial Statements and since October 31, 1999 the Target has not directly or indirectly (i) created, incurred, assumed or guaranteed any indebtedness for borrowed funds or otherwise to or for any Related Party, or (ii) made any loans, payments or transfers of its assets to any Related Party other than for salaries and bonuses paid for services actually performed in amounts in keeping with past practice and in the Ordinary Course of Business and not in violation of any other provision of this Agreement.

          aa. Full Disclosure. No representation or warranty of the Target or any Principal Target Shareholder contained in this Agreement, any Additional Documents or the Disclosure Schedule contains any untrue or incomplete statement of a material fact or omits (or will omit) to state a material fact necessary to make the statements contained herein and therein not misleading. To the knowledge of Target or any Principal Target Shareholder, there is no fact which adversely affects, or in the future may adversely affect, the business, assets, properties, liabilities, affairs, results of operations, condition (financial or otherwise), cash flows or prospects of Target which has not been or is not disclosed in this Agreement, any Additional Document, the Disclosure Schedule or in the other instruments, certificates, agreements or writings furnished to Buyer by or on behalf of the Target pursuant to this Agreement or any Additional Document or in connection with the transactions contemplated herein.

     4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Target and the Target Shareholders that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4.

          a. Organization, Qualification and Corporate Power. Each of the Buyer and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Buyer and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a Material Adverse Effect on the financial condition of the Buyer and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Each of the Buyer and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

          b. Capitalization. The entire authorized capital stock of the Buyer consists of 900,000,000 Buyer Common Shares, of which 11,639,141 Buyer Common Shares were issued and outstanding as of March 31, 2000, and no Buyer Common Shares are held in treasury, (ii) 8,000,000 Buyer Preferred Shares, none of which Buyer Preferred Shares are issued or outstanding, and (iii) 2,409,949 Buyer Warrants. All of the Buyer Common Shares to be issued to the Target Shareholders in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable. There are no other outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Buyer to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Buyer.

          c. Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

          d. Noncontravention. To the knowledge of Buyer, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect. Other than in connection with the provisions of the Georgia Business Corporation Code, the Nevada General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

          e. Filings with the SEC. The Buyer has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Buyer has delivered to the Target a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date).

          f. Financial Statements. The Buyer has filed with the SEC an Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 (the "Most Recent Fiscal Year End"). The financial statements included in or incorporated by reference into the Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of the Buyer and its Subsidiaries as of the indicated dates and the results of operations of the Buyer and its Subsidiaries for the indicated periods; provided, however, that the interim statements are subject.

          g. Undisclosed Liabilities. None of the Buyer and its Subsidiaries has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Year End and (ii) liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

          h. Brokers' Fees. The Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Target and its Subsidiaries could become liable or obligated.

          i. Disclosure. The Buyer's filing on Form 8-K with the U.S. Securities and Exchange Commission ("SEC") will comply with the Securities Act and the Securities Exchange Act in all material respects. The Form 8-K will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Buyer makes no representation or warranty with respect to any information that the Target will supply specifically for use in the Form 8-K. None of the information that the Buyer will supply specifically for use in the Form 8-K will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

          j. Full Disclosure. No representation or warranty of Buyer contained in this Agreement or any Additional Document, or in any instrument, certificate, agreement or other writing Buyer pursuant to this Agreement or any Additional Document or in connection with the transactions contemplated herein or therein contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

          k. Transaction Fees. All reasonable legal and accounting fees, including the cost of preparing the audited financial statements required to be provided by Target in accordance with Section 5(i), relating to the transactions contemplated herein and incurred by the Target and Target Shareholders prior to March 31, 2000 will be paid by the Buyer. Buyer shall pay an additional up to $10,000 for any additional fees and expenses incurred by Target and Target Shareholders after March 31, 2000.

     5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

          a. General. Each of the Parties shall use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

          b. Notices and Consents. The Target shall give any notices to third parties, and shall use its best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in
Section 3(d) above.

          c. Regulatory Matters and Approvals. Each of the Parties shall give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(d) and Section 4(d) above. Without limiting the generality of the foregoing:

          d. Operation of Target Business. The Target shall not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

               i. the Target shall not authorize or effect any change in its charter or bylaws;

               ii. except for the conversion of Target Shareholder Loans into Target Shares, the Target shall not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

               iii. the Target shall not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

               iv. the Target shall not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

               v. the Target shall not impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

               vi. the Target shall not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

               vii. the Target shall not make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

               viii. the Target shall not commit to any of the foregoing.

          e. Full Access.
             -----------

               i. Buyer Access. The Target shall permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Target. The Buyer will treat and hold as such any Confidential Information it receives from any of the Target in the course of the reviews contemplated by this Section 5(e)(i), shall not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Target all tangible embodiments (and all copies) thereof which are in its possession.

               ii. Target and Target Shareholder Access. The Buyer shall (and shall cause each of its Subsidiaries to) permit representatives of the Target and the Target Shareholders to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Buyer and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Buyer and its Subsidiaries. The Target and Target Shareholders will treat and hold as such any Confidential Information they receive from any of the Buyer and its Subsidiaries in the course of the reviews contemplated by this Section 5(e)(iii), shall not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agree to return to the Buyer all tangible embodiments (and all copies) thereof which are in their possession.

          f. Notice of Developments. Each Party shall give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          g. Tax Consequences. As stated in the recital to this Agreement, it is the intent of the parties that the Transaction contemplated under this Agreement is intended to be a "reorganization" within the meaning of Section 368(a)(i)(A) of the Code, and no party shall take any position inconsistent with this interpretation. However, except for any damages which may be caused by the breach of a representation, warranty, or covenant set forth herein by a party hereto, neither such party nor its counsel shall have any obligation, of indemnification or otherwise, in the event it is determined that the tax consequences differ from those intended.

          h. Current Report on Form 8-K. Buyer shall file a Current Report on Form 8-K relating to the transaction, including all required amendments or supplements thereto.

          i. Target Audited Financial Statements. Target hereby agrees to provide Buyer with audited financial statements for the twelve months ended December 31, 1999 as soon as practicable after the Closing but in no event later than the date Buyer is required to file such statement with the SEC.

          j. Continuity of Business Enterprise. The Buyer will continue at least one significant historic business line of the Target, or use at least a significant portion of the Target's historic business assets in a business, in each case within the meaning of Reg. Section 1.368-1(d).

          k. Restricted Securities. The Target Shareholders understand and acknowledge that the Buyer Common Shares to be issued in the Merger may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Buyer Common Shares or an available exemption from registration under the Securities Act, the Buyer Common Shares must be held indefinitely. The Buyer Common Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

          l. Legends. To the extent applicable, each certificate or other document evidencing any of the Buyer Common Shares to be issued to the Target Shareholders in the Merger shall be endorsed with the legend set forth below:

          The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state or other jurisdiction and may not be sold, transferred, assigned, pledged or hypothecated unless and until registered under such Act and such other applicable laws, or unless the Buyer has received an opinion of counsel or other evidence, at the Target's expense, satisfactory to the Buyer and its counsel, that such registration is not required.

          m. Employee Plans. Buyer shall provide, or cause to be provided, that the service credited to each employee of the Target for purposes of determining eligibility and vesting under the Buyer's 401(k) plan shall include all such employee's service under the Target's 401(k).

     6. Conditions to Obligation to Close.
        ---------------------------------

          a. Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               i. the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

               ii. the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               iii. no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or
     (C) affect adversely the right of the Surviving Corporation to own the former assets and to operate the former businesses;

               iv. the Target shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(iii) is satisfied in all respects;

               v. this Agreement and the Merger shall have received the Requisite Target Shareholder Approval;

               vi. there shall be no Dissenting Shares;

               vii. the Parties shall have executed and delivered a Put Option Agreement substantially in the form of Exhibit A hereto;

               viii. Buyer and each of Martin Jay Ryerse, Steven L. Ryerse and Scott Ackerstein shall have executed and delivered Employment Agreements substantially in the form and with the terms set forth in Exhibit B hereto;

               ix. Buyer and Eclipse Computer Systems, Inc. shall have entered into a Lease Agreement substantially in the form and with the terms set forth in Exhibit C hereto with regard to certain personal property of Eclipse Computer Systems, Inc.;

               x. Buyer shall have received a Bill of Sale in form acceptable to Buyer from Sungard for certain equipment located in the Atlanta data center leased by Buyer;

               xi. Buyer shall have received a Waiver and Consent substantially in the form of Exhibit D from Eclipse Computer Systems, Inc. and eAtlanta, Inc. regarding Nucleus' possible solicitation and hiring of their employees;

               xii. Buyer shall have receive a Indemnity Agreement substantially in the form of Exhibit E hereto from Eclipse Computer Systems, Inc. and eAtlanta, Inc.;

               xiii. the Parties shall have executed and delivered a Registration Rights Agreement substantially in the form of Exhibit F hereto;

               xiv. all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer;

     The Buyer may waive any condition specified in this Section 6 if it executes a writing so stating at or prior to the Closing.

          b. Conditions to Obligation of the Target. The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               i. the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

               ii. the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               iii. no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or
     (C) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses;

               iv. the Buyer shall have delivered to the Target a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iv) is satisfied in all respects;

               v. the agreements referred to in Section 6(a)(vii) and (viii) shall have been executed and delivered by the Parties;

               vi. all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Target; and

               vii. satisfaction in all material respects of the conditions to closing for each of the merger transactions between the Buyer and eAtlanta.com, Inc. and Eclipse Computer Systems, Inc.

     The Target may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

     7. Survival of Representations, Warranties and Covenants.
        -----------------------------------------------------

          a. Materiality. The respective representations, warranties and covenants of each of the Parties to this Agreement, including all statements contained in the Disclosure Schedule delivered pursuant hereto, shall be deemed to be material and to have been relied upon by the Parties hereto and shall survive the Closing, and the consummation of the transactions contemplated hereby, regardless of any investigation made by or on behalf of, or disclosure to, any Party to whom such representations, warranties or covenants have been made. No Party or other person or entity entitled to indemnification under this
Section 7 shall commence any suit or proceeding alleging a third party claim due to a breach of any representation or warranty in Sections 3 or 4 of this Agreement after the period ending on the third anniversary of the Closing Date, subject to extension as provided below, except insofar as (i) any Party or other person or entity entitled to indemnification under this Section 7 shall have asserted in writing a specific Third Party Claim prior to the expiration of such period, in which event the representations and warranties shall continue in effect and remain a basis for indemnity with respect to each such asserted Third Party Claim until such Claim is finally resolved (pursuant to a non-appealable order by a court of competent jurisdiction or agreement of the Parties (said period ending on the first anniversary of the Closing Date being called the "Indemnification Period"), or (ii) any Third Party Claim relating to any intentional or fraudulent misrepresentations or Sections 3(l), 3(m), 3(x) and 3(aa), it being agreed that the representations and warranties of those Sections and any representations and warranties which constituted intentional or fraudulent misrepresentations when made shall continue indefinitely beyond the end of the Indemnification Period (regardless of whether the facts giving rise to such claim are also the subject of any expired representation and warranty).

          b. Indemnification by Principal Target Shareholders. The Principal Target Shareholders, acting jointly and severally, shall indemnify, hold harmless the Buyer and their respective officers, directors, shareholders, agents, successors and assigns (collectively, "Buyer Indemnified Parties"), from and against and in respect of any and all demands, claims, causes of action, administrative orders and notices, losses, costs, fines, liabilities, penalties, damages and expenses (including, without limitation, reasonable legal, paralegal, accounting and consultant fees and other expenses incurred in the investigation and defense of claims and actions) (hereinafter collectively called "Losses") resulting from, in connection with or arising out of:

               i. any incorrect representation or warranty made by the Target or any Principal Target Shareholder in this Agreement or in any Disclosure Schedule or any agreement ("Additional Documents") delivered by the Target or any Principal Target Shareholder in connection herewith or therewith;

               ii. the failure of the Target or any Target Shareholder to comply with, or the breach by the Target or any Target Shareholder of, any of the covenants of this Agreement or any Additional Document;

               iii. the conduct of the Target's business prior to the Closing Date, except for those liabilities permitted under Section 3(g); and

               iv. any claim, action, suit or proceeding relating to any of the foregoing.

               c. Indemnification by Buyer. Buyer shall indemnify and hold harmless the Target and the Target Shareholders from and against and in respect of any and all Losses resulting from, in connection with or arising out of:

               i. any incorrect representation or warranty made by Buyer in this Agreement or in any Additional Document delivered by Buyer in connection herewith or therewith;

               ii. the failure of Buyer to comply with, or the breach by Buyer of, any of the covenants of this Agreement or any Additional Document;

               iii. the conduct of the Surviving Corporation's business on and after the Closing Date; and

               iv. any claim, action, suit or proceeding relating to any of the foregoing.

          d. Defense of Claim for Indemnification. Subject to the provisions of
Section 7(e), a Party or Parties against whom a claim for indemnification has been asserted (individually and collectively "Indemnifying Party") shall have the right, at its own expense, to participate in the defense of any action or proceeding brought by a third party which resulted in said claim for indemnification, and if said right is exercised, the party or parties entitled to indemnification (individually and collectively "Indemnified Party") and the Indemnifying Party shall cooperate in the defense of said action or proceeding.

          e. Indemnification Procedure for Third Party Claims Against Indemnified Parties.

               i. In the event that subsequent to the Closing Date any Indemnified Party asserts a claim for indemnification under this Section 7, on account of or in connection with any claim or the commencement of any action or proceeding against such Indemnified Party by any person or entity who is not a party to this Agreement (including any Governmental Entity) (a "Third Party Claim"), the Indemnified Party shall promptly give written notice thereof together with a statement of any available information regarding such claim (the "Notice of Claim") to the Indemnifying Party. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within 15 days of its receipt from the Indemnified Party of the Notice of Claim, to conduct at its expense the defense against such Claim in its own name, or, if necessary, in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the defense counsel representing the Indemnifying Party in such defense, which approval shall not be unreasonably withheld or delayed, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within 10 days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate defense counsel, which shall be subject again to the Indemnified Party's approval, which approval shall not be unreasonably withheld or delayed.

               ii. In the event that the Indemnifying Party shall fail to give the Defense Notice within the time and as prescribed by Section 7(e)(i), or if the Indemnifying Party does not have the right to defend such Third Party Claim pursuant to Section 7(e), then in either such event the Indemnified Party shall have the right to conduct such defense in good faith with counsel reasonably acceptable to the Indemnifying Party, but the Indemnified Party (or any insurance carrier defending such Third Party Claim on the Indemnified Party's behalf) shall be prohibited from compromising or settling the claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

               iii. In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of such Third Party Claim in accordance with Section 7(e), the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party. Regardless of which party defends such Third Party Claim, the other party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. Without the prior written consent of the Indemnified Party, the Indemnifying Party (and any insurance carrier defending such Third Party Claim on the Indemnified Party's behalf) will not enter into any settlement of any Third Party Claim if pursuant to or as a result of such settlement, such settlement would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim, which offer the Indemnifying Party is permitted to settle under this
     Section 7(e), and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnified Party to that effect. If the Indemnified Party objects to such firm offer within 10 days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnified Party up to the point such notice had been delivered. Failure at any time of the Indemnifying Party to diligently defend a Third Party Claim as required herein shall entitle the Indemnified Party to assume the defense and settlement of said Third Party Claim as if the Indemnifying Party had never elected to do so as provided in this Section 7. Failure by an Indemnified Party to provide notice on a timely basis of a Third Party Claim shall not relieve the Indemnifying Party of its obligations hereunder, except that the foregoing shall not constitute a waiver by the Indemnifying Party of any claim for direct damages caused by such delay.

               iv. Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall be conclusively deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder, subject to the Indemnifying Party's right to appeal an appealable judgment or order.

               v. In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party, a written notice (the "Indemnity Notice") describing in detail the nature of the claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 45 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder.

               vi. With respect to any indemnification obligations of Target and Principal Target Shareholders that: (A) arise out of the breach of the Target and Principal Target Shareholders' representations and warranties made in Section 3 (and including those made pursuant to the certificate delivered in accordance with Section 6(iv) insofar as such Certificate relates to such representations and warranties) and (B) do not involve the satisfaction of a liability of Target and Principal Target Shareholders to a third party; Target and Principal Target Shareholders shall be obligated to satisfy such indemnification obligations to Buyer only to the extent that the aggregate amount of all indemnification obligations of Target and Principal Target Shareholders exceeds $50,000 (which sum shall be a one-time deductible against such obligations). The maximum liability of Target and Principal Target Shareholders shall be the value of the consideration exchanged as of the Closing Date.

     8. Termination.
        -----------

               a. Termination of Agreement. Either Buyer or Target may terminate this Agreement with the prior authorization of its board of directors (whether before or after Shareholder approval) as provided below:

               i. Buyer and Target may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

               ii. the Buyer may terminate this Agreement by giving written notice to the Target at any time prior to the Effective Time (A) in the event the Target has breached any representation, warranty, or covenant contained in this Agreement, the Buyer has notified the Target of the breach, and the breach has continued without cure for a period of 45 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 2000, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Buyer breaching any representation, warranty, or covenant contained in this Agreement), including the failure of the Parties to agree on the final terms of the Employment Agreements;

               iii. the Target may terminate this Agreement by giving written notice to the Buyer at any time prior to the Effective Time (A) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement, the Target has notified the Buyer of the breach, and the breach has continued without cure for a period of 45 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 2000, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Target breaching any representation, warranty, or covenant contained in this Agreement); or

               iv. either Buyer or Target may terminate this Agreement by giving written notice to the other Party in the event this Agreement and the Merger fail to receive the Requisite Target Shareholder Approval.

          b. Effect of Termination. If any Party terminates this Agreement pursuant to Section 8(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except as set forth in Section 8(c) below and except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(e) above shall survive any such termination.

          c. Late Closing Penalty. If the Closing shall not have occurred prior to May 15, 2000, for reasons within the reasonable control of Buyer, Buyer shall pay to the Target Shareholders on a pro rata basis as a penalty 10,000 Buyer Common Shares on May 1, 2000, and if the Closing shall not have occurred prior to June 1, 2000, an additional 10,000 Buyer Common Shares on June 1, 2000.

     9. Miscellaneous.
        -------------

          a. Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

          b. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in
Section 7 above concerning indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

          c. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          d. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

          e. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          f. Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          g. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          If to the Buyer:    Nucleus, Inc.
                              401 North Michigan Avenue
                              Suite 745
                              Chicago, IL  60611
                              Attn:  J. Theodore Hartley
                              Telecopier No.:  (312) 683-9001

          Copy to:            Vedder, Price, Kaufman & Kammholz
                              222 North LaSalle Street
                              Suite 2600
                              Chicago, IL  60601
                              Attn:  Steven J. Gray, Esq.
                              Telecopier No.:  (312) 609-5005

     If to the Target:        Webnet.com, Inc.
                              1327 Northmeadow Parkway
                              Suite 132
                              Roswell, GA  30076
                              Attn: Steven L. Ryerse
                              Telecopier No.:  (770) 663-1515

     Copy to:                 Buker, Jones, Morton & Haley, P.C.
                              115 Perimeter Center Place
                              Suite 170
                              Atlanta, GA  30346-1238
                              Attn.: Charles E. Buker, III, Esq.
                              Telecopier.:  (770) 804-0509

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          h. Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. The parties shall conduct friendly negotiations (including mediation) to resolve any dispute. Failing resolution, any disputes will be finally resolved by arbitration in Chicago, Illinois pursuant to the Commercial rules of the American Arbitration Association, by one arbitrator appointed in accordance with such rules. The parties agree that any arbitral award and any matter requiring injunctive or other provisional relief may be instituted and enforced in any court having jurisdiction.

          i. Attorneys' Fees and Costs. If it shall be necessary for any party to this Agreement to employ an attorney to enforce their rights pursuant to this Agreement regarding default of another party or the construction or legal effect of the terms of this Agreement, the prevailing party shall be reimburse by the non-prevailing party, all reasonable attorney fees and expenses, including any attorney fees or expenses on appeal or resulting from a bankruptcy. Such right to attorney fees and costs includes reimbursement of any costs and fees incurred by the prevailing party as payment or retainer for arbitration services.

          j. Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to Shareholder approval shall be subject to the restrictions contained in the Georgia Business Corporation Code and in the Nevada General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          k. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other Jurisdiction.

          l. Expenses. Unless otherwise provided in this Agreement, each of the Parties shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

          m. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

          n. Incorporation of Disclosure Schedules and Exhibits. The Disclosure Schedules and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                                  NUCLEUS, INC.

                                                  By:/s/ John C. Paulsen
                                                     --------------------------
                                                     Title:  President


                                                  WEBNET.COM, INC.

                                                  By:/s/ Martin Jay Ryerse
                                                     --------------------------
                                                     Title:  President


                                                  TARGET SHAREHOLDERS:

                                                  /s/ Martin Jay Ryerse
                                                  -----------------------------
                                                  Martin Jay Ryerse


                                                  /s/ Steven L. Ryerse
                                                  -----------------------------
                                                  Steven L. Ryerse


                                                  /s/ Scott Ackerstein
                                                  -----------------------------
                                                  Scott Ackerstein


                                                  /s/ Paul E. Butticaz
                                                  -----------------------------
                                                  Paul E. Butticaz


                                                  /s/ Daniel R. Bridges
                                                  -----------------------------
                                                  Daniel R. Bridges

                                                                      EXHIBIT  A


                              PUT OPTION AGREEMENT
                              --------------------

     THIS PUT OPTION AGREEMENT (this "Agreement"), dated as of May ____, 2000 by and among Nucleus, Inc., a Nevada corporation ("Nucleus") and the undersigned shareholders (collectively, the "Shareholders") of WebNet.com, Inc., a Georgia corporation ("WebNet").

                                W I T N E S S E T H
                                - - - - - - - - - -

     WHEREAS, Nucleus and WebNet have entered into that certain Amended and Restated Agreement and Plan of Merger dated May __, 2000 ("Merger Agreement") providing for, among other things, the merger of Nucleus and WebNet; and

     WHEREAS, in connection with the transactions contemplated by the Merger Agreement, and as additional consideration for and a condition precedent to the Shareholders' approving the Merger Agreement, the Shareholders have required Nucleus to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Grant of Put Option.
         -------------------

          a. Nucleus hereby irrevocably grants to the Shareholders the right to require Nucleus to purchase up to 60,000 shares of common stock, par value $0.001 per share, of Nucleus (the "Shares") at a purchase price of $5.00 per share (the "Purchase Price") on April __, 2001 (the "Option Exercise Date").

          b. The Put Option may be exercised in whole or in part.

          c. The Put Option shall be exercisable by the Shareholders by giving notice in writing (in the form of Schedule 1) to Nucleus not more than sixty
(60) and not less than ten (10) days prior to the Option Exercise Date.

     2.  Closing.
         -------

          a. Closing of the purchase of the shares shall take place at 12:00 noon on the Option Exercise Date.

          b. At closing, the Shareholders shall deliver the share certificates representing the Shares, along with appropriate stock powers executed in blank and all other documents of title in representation of the Shares, to Nucleus, do such things and execute such documents as shall be necessary or as Nucleus may reasonably request to give effect to the sale of the Shares.

          c. At closing, Nucleus shall pay the Purchase Price to the Shareholders by wire transfer of immediately available funds to one or more accounts of the Shareholders as the Shareholders shall direct.

     3. Nucleus Warranties. Nucleus represents and warrants to the Shareholders that:

          a. it is a company duly incorporated and validly existing under the laws of the State of Nevada;

          b. it has the power to execute, deliver and perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance;

          c. the execution, delivery and performance by it of this Agreement does not violate or conflict with any law applicable to it, any provision of its charter documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

          d. its obligations under this Agreement constitute its legal, valid and binding obligations subject, in the event of insolvency or analogous proceedings, to applicable laws relating to creditors' rights.

     4. Shareholders' Warranties. The Shareholders represent and warrant to Nucleus that:

          a. they have the power to execute, deliver and perform their obligations hereunder and have taken all necessary action to authorize such execution, delivery and performance;

          b. they are the beneficial owners and registered holders of the Shares free and clear of any lien or encumbrance.

     5. Restriction on Transfer of Shares. The Shareholders covenant that:

          a. until May __, 2000, they shall not, except pursuant to this Agreement and the exercise of the Put Option, transfer, dispose or charge or encumber in any way its interest in the shares; and

          b. until the earlier of May __, 2000 or the exercise of the Put Option and the Closing, they will remain the beneficial owner and registered holder of the Shares free and clear of any lien or encumbrance, provided that the Shareholders shall have the right to transfer the Shares together with the Put Option to a lender or creditor of the Shareholders, Eclipse or eAtlanta who agrees in writing to be bound by the terms of this Agreement.

     6. No Set-Off or Mitigation. Nucleus's obligation to make the payments provided for in this Agreement and otherwise to perform its obligation hereunder shall not be affected by any set-off counterclaim, recoupment, defense or other claim, right or action which Nucleus may have against the Shareholders, WebNet or others.

     7. Miscellaneous.
        -------------

          a. Notices. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given to any party or parties (a) upon delivery to the address of the party or parties as specified below if delivered in person or by courier or if sent by certified or registered mail (return receipt requested), or (b) upon dispatch if transmitted by telecopy or other means of facsimile transmission, in each case as addressed as follows:

          if to Nucleus:

               Nucleus, Inc.
               401 N. Michigan Avenue, Suite 745
               Chicago, Illinois 60611
               Attention: Mr. John C. Paulsen
               Telephone: (312) 683-9000
               Telecopy: (312) 683-9001

          with a copy to:

               Vedder, Price, Kaufman & Kammholz
               222 North LaSalle Street Suite 2600
               Chicago, Illinois 60601-1003
               Attention: Steven J. Gray
               Telephone: (312) 609-7500
               Telecopy: (312) 609-5005
          if to Shareholders, Notice shall be given to the representative of the Shareholders ("Representative"):

               Steven Ryerse
               1327 Northmeadow Parkway, Suite 132
               Roswell, Georgia 30076
               Telephone:
               Telecopy: (770)663-1515

          with a copy to:

               Buker, Jones, Morton & Haley, P.C.
               South Terveces, Suite 170
               115 Perimeter Center Place
               Atlanta, Georgia 30346-1238
               Telephone:
               Telecopy:

     The parties hereto may designate such other address or telecopy number by written notice in the aforesaid manner.

          b. Successors. This Agreement shall, upon execution and delivery by the Shareholders and Nucleus, become effective and shall be binding upon and inure to the benefit of the Shareholders and Nucleus and their successors and assigns and Shareholders' heirs, legatees and representatives, except that the Shareholders may not transfer or assign any of Shareholders' rights or interests or assign or delegate any of their obligations or duties hereunder without the prior written consent of Nucleus, which consent may be granted or withheld in the sole discretion of Nucleus.

          c. Construction. This Agreement shall be governed by, and interpreted, construed and enforced in accordance with, the internal laws of the State of Illinois, and shall be deemed to have been executed in the State of Illinois.

          d. Submission to Jurisdiction; Venue. To induce Nucleus to enter into this Agreement, the Shareholders irrevocably agree that, subject to Nucleus' sole and absolute election, all suits, actions or other proceedings in any way, manner or respect arising out of or from or related to this Agreement shall be subject to litigation in courts having situs within Atlanta, Georgia. The Parties hereto hereby waive trial by jury. Shareholders consent and submit to the jurisdiction of any local, state, or Federal court located within Atlanta, Georgia, and hereby waive any rights Shareholders may have to transfer or change the venue of any suit, action or the proceeding brought against any Shareholder by Nucleus in accordance herewith.


                            [Signature Page Follows]

                      [Put Option Agreement Signature Page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                        NUCLEUS, INC.


                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------


                                        SHAREHOLDERS


                                        ----------------------------------------
                                        Steve Ryerse


                                        ----------------------------------------
                                        Scott Ackerstein

                                   SCHEDULE 1

                           FORM OF PUT OPTION NOTICE


To:  Nucleus, Inc.
     401 North Michigan Avenue
     Suite 745
     Chicago, Illinois 60611


Dear Sirs:

                               PUT OPTION NOTICE

     We refer to the Put Option Agreement (the "Option Agreement") dated May __, 2000 and made between Nucleus, Inc. and _______________. Capitalized terms used herein shall have the meanings ascribed to them in the Option Agreement.

     We hereby exercise our Put Option with respect to _______ shares pursuant to the Option Agreement. Payment of the Purchase Price should be made to the following account(s) on the Option Exercise Date:

                   ----------------------
                   ----------------------
                   ----------------------

     This notice shall be governed by and construed in accordance with the laws of the State of Illinois

Sincerely,


---------------------

                                                                       EXHIBIT B

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT is made and entered into as of May ___, 2000, by and between Nucleus, Inc., a Nevada corporation ("Nucleus"), and Steven Ryerse (the "Employee").

                                R E C I T A L S:
                                ---------------

     WHEREAS, Nucleus desires to employ the Employee as its Regional Vice President - Southeast Region, and the Employee desires to be employed in such capacity;

     NOW, THEREFORE, Nucleus and the Employee, each intending to be legally bound, hereby mutually covenant and agree as follows:

     1. Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

          "Accrued Obligations" shall mean, as of the Date of Termination, the sum of (A) the Employee's base salary under Section 4 through the Date of Termination to the extent not theretofore paid, (B) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation accrued by the Employee as of the Date of Termination to the extent not theretofore paid, (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Employee as of the Date of Termination to the extent not theretofore paid, and (D) an amount equal to three (3) months of Employee's base salary if Employee resigns for Good Reason or Nucleus terminates this Agreement without Cause as provided in
     Section 7(c).

          "Cause" shall mean: (A) the substantial failure of the Employee to perform the duties set forth in Section 3, or (B) the Employee's commission of an act materially and demonstrably detrimental to the goodwill of Nucleus or any of its subsidiaries, which act constitutes gross negligence or willful misconduct by the Employee in the performance of his material duties to Nucleus or any of its subsidiaries, or (C) the Employee's commission of any material act of dishonesty or breach of trust resulting or intended to result in material personal gain or enrichment of the Employee at the expense of Nucleus or any of its subsidiaries, or (D) the Employee's conviction of a felony involving moral turpitude, but specifically excluding any conviction based entirely on vicarious liability. No act or failure to act will be considered "willful" unless it is done, or omitted to be done, by the Employee in bad faith or without a good faith belief that his action or omission was consistent with the interests of Nucleus. In addition, no act or omission will constitute Cause unless Nucleus has given detailed written notice thereof to the Employee and, where remedial action is feasible, he then fails to remedy the act or omission within a reasonable time after receiving such notice.

          "Confidential Information" means: (A) trade secrets concerning the business and affairs of Nucleus, data, know-how, processes, designs, sketches, photographs, graphs, drawings, inventions and ideas, past, current and planned research and development, client lists, client files, work-in progress, current and anticipated client requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the Illinois Uniform Trade Secrets Act, 765 ILCS ss. 1065/2(d); (B) information concerning the business and affairs of Nucleus (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials and marketing plans, techniques and materials), however documented; and (C) notes, analyses, compilations, studies, summaries and other material prepared by or for Nucleus containing or based, in whole or in part, on any information included in the foregoing.

          "Date of Termination" shall mean (A) in the event of a discharge of the Employee for Cause, the date specified in such Notice of Termination,
     (B) in the event of a discharge of the Employee without Cause or a resignation by the Employee, the date specified in the written notice to the Employee (in the case of discharge) or Nucleus (in the case of resignation), which date shall be no less than fifteen (15) days from the date of such written notice, (C) in the event of the Employee's death, the date of the Employee's death, and (D) in the event of termination of the Employee's employment by reason of disability pursuant to Section 7(a), the date the Employee receives written notice of such termination (or, if earlier, twelve (12) months from the date the Employee's disability began).

          "Employment Term" shall have the meaning set forth in Section 2(b) hereof.

          "Good Reason" shall mean any of the following: (A) the failure to re-hire the Employee as Regional Vice President - Southeast Region, (B) the assignment of duties inconsistent with the Employee's position, authority, duties or responsibilities, or any other action by Nucleus which results in a substantial diminution of such position, authority, duties or responsibilities, or (C) any substantial failure by Nucleus to comply with any of the provisions of the Employment Agreement.

          "Notice of Termination" means a written notice which (A) indicates the specific termination provision in this Agreement relied upon, (B) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated, and (C) specifies the termination date, which may be as early as the date of the giving of such notice except as otherwise provided herein. No purported termination of the Employee's employment for Cause shall be effective without a Notice of Termination.

          "Post-Termination Period" means the one (1) year period beginning on the date of termination of Employee's employment with Nucleus, whether pursuant to this Agreement or otherwise.

          "Proprietary Items" shall have the meaning set forth in Section 12(d) hereof.

     2. Employment and Employment Term.
        ------------------------------

          (a) Employment. Nucleus shall employ the Employee as Regional Vice President - Southeast Region of Nucleus, and the Employee shall so serve, for the Employment Term. Employee shall report directly to the Chief Executive Officer of Nucleus.

          (b) Employment Term. The term of the Employee's employment under this Agreement shall commence as of the date hereof and end one (1) year thereafter (the "Employment Term").

     3. Duties. During the Employment Term, the Employee shall have those duties as are designated by the Company from time to time. The Employee shall devote at least 90% of his time during reasonable business hours (reasonable sick leave and vacations excepted) and best efforts to fulfill faithfully, responsibly and to the best of his ability his duties hereunder. In no event may employee devote any time to or conduct any business on behalf of Eclipse Computer Systems, Inc. or eAtlanta.com, Inc. on Employer's premises.

     4. Salary.
        ------

          (a) Base Salary. For services performed by the Employee for Nucleus pursuant to this Agreement during the Employment Term, Nucleus shall pay the Employee a base salary at the rate of One Hundred Thousand Dollars ($100,000) per year, payable in substantially equal installments in accordance with Nucleus's regular payroll practices. The Employee's base salary (with any increases under Section (b) below) shall not be subject to reduction. Any compensation which may be paid to the Employee under any additional compensation or incentive plan of Nucleus shall be in addition to the base salary to which the Employee shall be entitled under this Agreement.

          (b) Salary Increases. During the Employment Term, the base salary of the Employee shall be subject to increases of 2.5% on a quarterly basis upon the attainment of the quarterly bonus performance criteria set forth on Schedule I hereto. The base salary of the Employee as so increased shall constitute the base salary for purposes of Section 4(a) and Section 5.

     5. Quarterly Bonuses. For each calendar quarter during the Employment Term, the Employee shall be eligible to receive a performance bonus payable 50% in cash and 50% in stock options with an exercise price equal to the fair market value of Nucleus stock at the time of grant and that vest over a three year period. The Employee's maximum annual performance bonus, based upon his performance each quarter, shall be Sixty Thousand Dollars ($60,000). The quarterly performance bonus criteria shall be as set forth on Schedule I hereto.

     6. Other Benefits and Rights. In addition to the compensation described in Sections 4 and 5 above, the Employee shall be entitled to three (3) weeks paid vacation per year in addition to paid time off on all national holidays, and to participate in all of the various retirement, medical, and welfare, plans or programs of Nucleus to the extent the Employee is eligible for participation under the terms of such plans or programs.

     7. Termination. Unless earlier terminated in accordance with the following provisions of this Section 7, Nucleus shall continue to employ the Employee and the Employee shall remain employed by Nucleus during the Employment Term.
Section 7 hereof sets forth certain obligations of Nucleus in the event that the Employee's employment hereunder is terminated.

          (a) Death or Disability. Except to the extent otherwise provided in
Section 8 with respect to certain post-Date of Termination payment obligations of Nucleus, this Agreement shall terminate immediately as of the Date of Termination in the event of the Employee's death or in the event that the Employee becomes disabled. The Employee will be deemed to be disabled upon the earlier of (i) the end of a four (4) consecutive month period during which, by reason of physical or mental injury or disease, the Employee has been unable to perform substantially all of his usual and customary duties under this Agreement or (ii) the date that a reputable physician determines in writing that the Employee will, by reason of physical or mental injury or disease, be unable to perform substantially all of the Employee's usual and customary duties under this Agreement for a period of at least four (4) consecutive months. If any questions arises as to whether the Employee is disabled, the Employee shall submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. Nucleus shall promptly give the Employee written notice of any such determination of the Employee's disability and of any decision of Nucleus to terminate the Employee's employment by reason thereof. In the event of disability, until the Date of Termination, the base salary payable to the Employee under Section 4 hereof shall be reduced dollar-for-dollar by the amount of disability benefits paid to the Employee in accordance with any disability policy or program of Nucleus.

          (b) Discharge for Cause. In accordance with the procedures hereinafter set forth, Nucleus may discharge the Employee from his employment hereunder for Cause. Any discharge of the Employee for Cause shall be communicated by a Notice of Termination to the Employee. If the Employer proposes to discharge the Employee for Cause due to Employee's substantial failure to perform the duties set forth in Section 3 hereof, no Notice of Termination shall be valid or effective unless the Employer has given Employee forty-five (45) days prior written notice of such proposed termination, which describes the basis for such proposed termination, and has met with the

Employee to discuss possible corrective or remedial action. Except to the extent otherwise provided in Section 8 with respect to certain post-Date of Termination obligations of Nucleus, this Agreement shall terminate immediately as of the Date of Termination in the event the Employee is discharged for Cause.

          (c) Termination for Other Reasons. Nucleus may discharge the Employee without Cause by giving written notice to the Employee at least fifteen (15) days prior to the Date of Termination. The Employee may resign from his employment by giving written notice to Nucleus at least fifteen (15) days prior to the Date of Termination. Except to the extent otherwise provided in Section 8 with respect to certain post-Date of Termination obligations of Nucleus, this Agreement shall terminate immediately as of the Date of Termination in the event the Employee is discharged without Cause or resigns.

     8. Obligations of Nucleus Upon Termination. In the event this Agreement terminates, Nucleus shall pay to the Employee, or his heirs or estate, in the event of the Employee's death, all Accrued Obligations in a lump sum in cash within thirty (30) days after the Date of Termination; provided, however, that any portion of the Accrued Obligations which consists of bonus, deferred compensation, or incentive compensation, shall be determined and paid in accordance with the terms of any relevant plan applicable to the Employee. In the event this Agreement terminates as provided in Section 7(a), Nucleus terminates this Agreement without Cause as provided in Section 7(c), or Employee resigns for Good Reason, all options to purchase shares of Nucleus stock granted under Section 5 above or otherwise shall immediately vest, and Section 11 of this Agreement entitled "Non-Competition" shall be revoked in its entirety so as to have no further force or effect. Except as explicitly provided in this Agreement, nothing in this Agreement shall limit or otherwise adversely affect any rights which the Employee may have under applicable law, under any other agreement with Nucleus or any of its subsidiaries, or under any compensation or benefit plan, program, policy or practice of Nucleus or any of its subsidiaries.

     9. No Set-Off or Mitigation. Nucleus's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which Nucleus may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Employee obtains other employment.

     10. Indemnification. To the full extent permitted by law, Nucleus shall indemnify the Employee (including the advancement of expenses) for any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by the Employee in connection with the defense of any lawsuit or other claim to which he is made a party by reason of being an officer, director or employee of Nucleus or any of its subsidiaries.

     11. Non-Competition.
         ---------------

          (a) In consideration of the compensation and benefits to be paid or provided to Employee hereunder, except as otherwise provided in Section 8, Employee covenants that Employee will not, directly or indirectly:

               (1) during the Employment Term, except in the course of Employee's employment hereunder, and during the Post-Termination Period, engage or invest in, own, manage, operate, finance, control or participate, directly or indirectly, in the ownership, management, operation, financing, or control of, be employed by, associated with or in any manner connected with, lend Employee's name or any similar name to or lend Employee's credit to or render services or advice to, any business which engages in any of the activities conducted by Nucleus during the Employment Term; provided, however, that Employee may (i) devote not more than 10% of his time during reasonable business hours to the winding up of the affairs of Eclipse Computer Systems, Inc. and eAtlanta.com, (ii) except with respect to Eclipse Computer Systems, Inc. and eAtlanta.com purchase or otherwise acquire up to (but not more than) two percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

               (2) whether for Employee's own account or for the account of any other Person, at any time during the Employment Term and the Post-Termination Period, directly or indirectly, solicit business in or related to any business engaged in (i) by Nucleus or (ii) during the Employment Term, from, or provide services to, any Person known by Employee to be a client or customer of any of Nucleus, by Nucleus whether or not Employee had personal contact with such Person during and by reason of Employee's employment with Nucleus;

               (3) whether for Employee's own account or the account of any other Person, directly or indirectly, (i) at any time during the Employment Term and the Post-Termination Period, solicit, employ or otherwise engage as an employee, independent contractor or otherwise, any person who is or was an employee of any of Nucleus at any time during the Employment Term or in any manner induce or attempt to induce any employee of Nucleus to terminate his or her employment with Nucleus; or (ii) at any time during the Employment Term or the Post-Termination Period, intentionally interfere with the relationship of Nucleus with any Person, including any Person who at any time during the Employment Term was an employee, contractor, supplier or client of Nucleus; or

               (4) at any time during or after the Employment Term, disparage Nucleus or any of its shareholders, members, partners, managers, directors, officers, employees or agents.

          (b) If any covenant in this Section 11 is held to be unreasonable, arbitrary or against public policy, such covenant will be considered to be divisible with respect to scope, time and geographic area, and such lesser scope, time or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding and enforceable against Employee.

          (c) Employee will, while the covenant under this Section 11 is in effect, give notice to Nucleus within 10 days after accepting any other employment, of the identity of Employee's employer. Nucleus may notify such employer that Employee is bound by this Agreement and, at Nucleus's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

     12. Confidential Information. In consideration of the compensation and benefits to be paid or provided to Employee under this Agreement, Employee covenants as follows:

          (a) During and following the Employment Term, Employee will hold in confidence all Confidential Information and will not disclose it to any Person except with the specific prior written consent of Nucleus or except as otherwise expressly permitted by the terms of this Agreement.

          (b) Any trade secrets of Nucleus will be entitled to all of the protections and benefits under the Illinois Uniform Trade Secrets Act, 765
ILCS ss. 1065/2(d), and any other applicable law. If any information that Nucleus deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement.

          (c) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that Employee demonstrates was or became generally available to the public other than as a result of a disclosure by Employee.

          (d) Employee will not remove from the premises of Nucleus (except to the extent such removal is for purposes of the performance of Employee's duties at home or while traveling) any document, record, notebook, plan, model, component, device or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). Employee recognizes that, as between Nucleus and Employee, all of the Proprietary Items, whether or not developed by Employee, are the exclusive property of Nucleus. Upon termination of the Employment Term by either party, or upon the request of Nucleus during the Employment Term, Employee will return to Nucleus all of the Proprietary Items in Employee's possession or subject to Employee's control and Employee shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

     13. Inventions. The Employee agrees that any inventions, discoveries, improvements, or works which are conceived, first reduced to practice, made, developed, suggested by, or created in anticipation of, in the course of or as a result of work done under this Agreement by the Employee shall become the absolute property of Nucleus. The Employee further agrees that all such inventions, discoveries, improvements, creations, or works, and all letters, patent or copyrights that may be obtained therefor, shall be the property of Nucleus, and the Employee agrees to do every act and thing requisite to vest said patents or copyrights in Nucleus without any other or additional consideration to the Employee than herein expressed.

     14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Employee and the successors and assigns of Nucleus.

     15. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by recognized commercial delivery service or if mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

          (1)  If to Nucleus, to:

                    Nucleus, Inc.
                    150 North Michigan Avenue
                    Suite 3610
                    Chicago, Illinois 60601
                    Attention: Ted Hartley

               With a copy to:

                    Steven Gray
                    Vedder, Price, Kaufman & Kammholz
                    222 North LaSalle Street
                    Suite 2600
                    Chicago, Illinois 60601
                    Attention: Steven J. Gray, Esq.

          (2)  If to the Employee, to:

                    Martin Jay Ryerse
                    1327 Northmeadow Parkway
                    Suite 132
                    Roswell, Georgia 30076

                With a copy to:

                    Buker, Jones, Morton & Haley, P.C.
                    South Terraces, Suite 170
                    115 Perimeter Center Place
                    Atlanta, Georgia 30346-1238
                    Attention: Charles E. Buker, III, Esq.

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

     16. Tax Withholding. Nucleus shall provide for the withholding of any taxes required to be withheld by federal, state, or local law with respect to any payment in cash, shares of stock and/or other property made by or on behalf of Nucleus to or for the benefit of the Employee under this Agreement or otherwise. Nucleus may, at its option: (a) withhold such taxes from any cash payments owing from Nucleus to the Employee, (b) require the Employee to pay to Nucleus in cash such amount as may be required to satisfy such withholding obligations and/or
(c) make other satisfactory arrangements with the Employee to satisfy such withholding obligations.

     17. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in Chicago, Illinois in accordance with the laws of the State of Illinois (other than such laws relating to choice of law). The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. The award of the arbitrator(s) shall be binding upon the parties. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

     18. No Assignment. Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

     19. Execution in Counterparts. This Agreement may be executed by the parties hereto in two (2) or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     20. Jurisdiction and Governing Law. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Georgia, other than the conflict of laws provisions of such laws.

     21. Severability. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement. Furthermore, if the scope of any restriction or requirement contained in this Agreement is too broad to permit enforcement of such restriction or requirement to its full extent, then such restriction or requirement shall be enforced to the maximum extent permitted by law, and the Employee consents and agrees that any court of competent jurisdiction may so modify such scope in any proceeding brought to enforce such restriction or requirement.

     22. Prior Understandings. This Agreement embodies the entire understanding of the parties hereto and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement are for convenience of reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


                                          NUCLEUS INC.


                                          By:
                                                --------------------------------
                                          Title:
                                                --------------------------------


                                          --------------------------------------
                                          Martin Jay Ryerse

                                                                       EXHIBIT B

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT is made and entered into as of May ___, 2000, by and between Nucleus, Inc., a Nevada corporation ("Nucleus"), and Scott Ackerstein (the "Employee").

                                R E C I T A L S:
                                ---------------

     WHEREAS, Nucleus desires to employ the Employee as its Manager of Client Services - Atlanta Branch, and the Employee desires to be employed in such capacity;

     NOW, THEREFORE, Nucleus and the Employee, each intending to be legally bound, hereby mutually covenant and agree as follows:

     1. Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

          "Accrued Obligations" shall mean, as of the Date of Termination, the sum of (A) the Employee's base salary under Section 4 through the Date of Termination to the extent not theretofore paid, (B) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation accrued by the Employee as of the Date of Termination to the extent not theretofore paid, (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Employee as of the Date of Termination to the extent not theretofore paid, and (D) an amount equal to three (3) months of Employee's base salary if Employee resigns for Good Reason or Nucleus terminates this Agreement without Cause as provided in
     Section 7(c).

          "Cause" shall mean: (A) the substantial failure of the Employee to perform the duties set forth in Section 3, or (B) the Employee's commission of an act materially and demonstrably detrimental to the goodwill of Nucleus or any of its subsidiaries, which act constitutes gross negligence or willful misconduct by the Employee in the performance of his material duties to Nucleus or any of its subsidiaries, or (C) the Employee's commission of any material act of dishonesty or breach of trust resulting or intended to result in material personal gain or enrichment of the Employee at the expense of Nucleus or any of its subsidiaries, or (D) the Employee's conviction of a felony involving moral turpitude, but specifically excluding any conviction based entirely on vicarious liability. No act or failure to act will be considered "willful" unless it is done, or omitted to be done, by the Employee in bad faith or without a good faith belief that his action or omission was consistent with the interests of Nucleus. In addition, no act or omission will constitute Cause unless Nucleus has given detailed written notice thereof to the Employee and, where remedial action is feasible, he then fails to remedy the act or omission within a reasonable time after receiving such notice.

          "Confidential Information" means: (A) trade secrets concerning the business and affairs of Nucleus, data, know-how, processes, designs, sketches, photographs, graphs, drawings, inventions and ideas, past, current and planned research and development, client lists, client files, work-in progress, current and anticipated client requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the Illinois Uniform Trade Secrets Act, 765 ILCS ss. 1065/2(d); (B) information concerning the business and affairs of Nucleus (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials and marketing plans, techniques and materials), however documented; and (C) notes, analyses, compilations, studies, summaries and other material prepared by or for Nucleus containing or based, in whole or in part, on any information included in the foregoing.

          "Date of Termination" shall mean (A) in the event of a discharge of the Employee for Cause, the date specified in such Notice of Termination,
     (B) in the event of a discharge of the Employee without Cause or a resignation by the Employee, the date specified in the written notice to the Employee (in the case of discharge) or Nucleus (in the case of resignation), which date shall be no less than fifteen (15) days from the date of such written notice, (C) in the event of the Employee's death, the date of the Employee's death, and (D) in the event of termination of the Employee's employment by reason of disability pursuant to Section 7(a), the date the Employee receives written notice of such termination (or, if earlier, twelve (12) months from the date the Employee's disability began).

          "Employment Term" shall have the meaning set forth in Section 2(b) hereof.

          "Good Reason" shall mean any of the following: (A) the failure to re-hire the Employee as Manager of Client Services - Atlanta Branch, (B) the assignment of duties inconsistent with the Employee's position, authority, duties or responsibilities, or any other action by Nucleus which results in a substantial diminution of such position, authority, duties or responsibilities, or (C) any substantial failure by Nucleus to comply with any of the provisions of the Employment Agreement.

          "Notice of Termination" means a written notice which (A) indicates the specific termination provision in this Agreement relied upon, (B) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated, and (C) specifies the termination date, which may be as early as the date of the giving of such notice except as otherwise provided herein. No purported termination of the Employee's employment for Cause shall be effective without a Notice of Termination.

          "Post-Termination Period" means the one (1) year period beginning on the date of termination of Employee's employment with Nucleus, whether pursuant to this Agreement or otherwise.

          "Proprietary Items" shall have the meaning set forth in Section 12(d) hereof.

     2. Employment and Employment Term.
        ------------------------------

          (a) Employment. Nucleus shall employ the Employee as Manager of Client Services - Atlanta Branch of Nucleus, and the Employee shall so serve, for the Employment Term. Employee shall report directly to the Chief Executive Officer of Nucleus.

          (b) Employment Term. The initial term of the Employee's employment under this Agreement shall commence as of the date hereof and end one (1) year thereafter (the "Employment Term").

     3. Duties. During the Employment Term, the Employee shall have those duties as are designated by the Company from time to time. The Employee shall devote at least 90% of his time during reasonable business hours (reasonable sick leave and vacations excepted) and best efforts to fulfill faithfully, responsibly and to the best of his ability his duties hereunder. In no event may employee devote any time to or conduct any business on behalf of Eclipse Computer Systems, Inc. or eAtlanta.com, Inc. on Employer's premises.

     4. Salary.
        ------

          (a) Base Salary. For services performed by the Employee for Nucleus pursuant to this Agreement during the Employment Term, Nucleus shall pay the Employee a base salary at the rate of Seventy-Two Thousand Dollars ($72,000) per year, payable in substantially equal installments in accordance with Nucleus's regular payroll practices. The Employee's base salary (with any increases under Section (b) below) shall not be subject to reduction. Any compensation which may be paid to the Employee under any additional compensation or incentive plan of Nucleus shall be in addition to the base salary to which the Employee shall be entitled under this Agreement.

          (b) Salary Increases. During the Employment Term, the base salary of the Employee shall be subject to increases of 2.5% on a quarterly basis upon the attainment of the quarterly bonus performance criteria set forth on Schedule I hereto. The base salary of the Employee as so increased shall constitute the base salary for purposes of Section 4(a) and Section 5.

     5. Quarterly Bonuses. For each calendar quarter during the Employment Term, the Employee shall be eligible to receive a performance bonus payable 50% in cash and 50% in stock options with an exercise price equal to the fair market value of Nucleus stock at the time of grant and that vest over a three year period. The Employee's maximum annual performance bonus, based upon his performance each quarter, shall be Forty-Three Thousand Two Hundred Dollars ($43,200). The quarterly performance bonus criteria shall be as set forth on
Schedule I hereto.

     6. Other Benefits and Rights. In addition to the compensation described in Sections 4 and 5 above, the Employee shall be entitled to three (3) weeks paid vacation per year in addition to paid time off on all national holidays, and to participate in all of the various retirement, medical, and welfare, plans or programs of Nucleus to the extent the Employee is eligible for participation under the terms of such plans or programs.

     7. Termination. Unless earlier terminated in accordance with the following provisions of this Section 7, Nucleus shall continue to employ the Employee and the Employee shall remain employed by Nucleus during the Employment Term.
Section 7 hereof sets forth certain obligations of Nucleus in the event that the Employee's employment hereunder is terminated.

          (a) Death or Disability. Except to the extent otherwise provided in
Section 8 with respect to certain post-Date of Termination payment obligations of Nucleus, this Agreement shall terminate immediately as of the Date of Termination in the event of the Employee's death or in the event that the Employee becomes disabled. The Employee will be deemed to be disabled upon the earlier of (i) the end of a four (4) consecutive month period during which, by reason of physical or mental injury or disease, the Employee has been unable to perform substantially all of his usual and customary duties under this Agreement or (ii) the date that a reputable physician determines in writing that the Employee will, by reason of physical or mental injury or disease, be unable to perform substantially all of the Employee's usual and customary duties under this Agreement for a period of at least four (4) consecutive months. If any questions arises as to whether the Employee is disabled, the Employee shall submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. Nucleus shall promptly give the Employee written notice of any such determination of the Employee's disability and of any decision of Nucleus to terminate the Employee's employment by reason thereof. In the event of disability, until the Date of Termination, the base salary payable to the Employee under Section 4 hereof shall be reduced dollar-for-dollar by the amount of disability benefits paid to the Employee in accordance with any disability policy or program of Nucleus.

          (b) Discharge for Cause. In accordance with the procedures hereinafter set forth, Nucleus may discharge the Employee from his employment hereunder for Cause. Any discharge of the Employee for Cause shall be communicated by a Notice of Termination to the Employee. If the Employer proposes to discharge the Employee for Cause due to Employee's substantial failure to perform the duties set forth in Section 3 hereof, no Notice of Termination shall be valid or effective unless the Employer has given Employee forty-five (45) days prior written notice of such proposed termination, which describes the basis for such proposed termination, and has met with the

Employee to discuss possible corrective or remedial action. Except to the extent otherwise provided in Section 8 with respect to certain post-Date of Termination obligations of Nucleus, this Agreement shall terminate immediately as of the Date of Termination in the event the Employee is discharged for Cause.

          (c) Termination for Other Reasons. Nucleus may discharge the Employee without Cause by giving written notice to the Employee at least fifteen (15) days prior to the Date of Termination. The Employee may resign from his employment by giving written notice to Nucleus at least fifteen (15) days prior to the Date of Termination. Except to the extent otherwise provided in Section 8 with respect to certain post-Date of Termination obligations of Nucleus, this Agreement shall terminate immediately as of the Date of Termination in the event the Employee is discharged without Cause or resigns.

     8. Obligations of Nucleus Upon Termination. In the event this Agreement terminates, Nucleus shall pay to the Employee, or his heirs or estate, in the event of the Employee's death, all Accrued Obligations in a lump sum in cash within thirty (30) days after the Date of Termination; provided, however, that any portion of the Accrued Obligations which consists of bonus, deferred compensation, or incentive compensation, shall be determined and paid in accordance with the terms of any relevant plan applicable to the Employee. In the event this Agreement terminates as provided in Section 7(a), Nucleus terminates this Agreement without Cause as provided in Section 7(c), or Employee resigns for Good Reason, all options to purchase shares of Nucleus stock granted under Section 5 above or otherwise shall immediately vest, and Section 11 of this Agreement entitled "Non-Competition" shall be revoked in its entirety so as to have no further force or effect. Except as explicitly provided in this Agreement, nothing in this Agreement shall limit or otherwise adversely affect any rights which the Employee may have under applicable law, under any other agreement with Nucleus or any of its subsidiaries, or under any compensation or benefit plan, program, policy or practice of Nucleus or any of its subsidiaries.

     9. No Set-Off or Mitigation. Nucleus's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which Nucleus may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Employee obtains other employment.

     10. Indemnification. To the full extent permitted by law, Nucleus shall indemnify the Employee (including the advancement of expenses) for any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by the Employee in connection with the defense of any lawsuit or other claim to which he is made a party by reason of being an officer, director or employee of Nucleus or any of its subsidiaries.

     11. Non-Competition.
         ---------------

          (a) In consideration of the compensation and benefits to be paid or provided to Employee hereunder, except as otherwise provided in Section 8, Employee covenants that Employee will not, directly or indirectly:

               (1) during the Employment Term, except in the course of Employee's employment hereunder, and during the Post-Termination Period, engage or invest in, own, manage, operate, finance, control or participate, directly or indirectly, in the ownership, management, operation, financing, or control of, be employed by, associated with or in any manner connected with, lend Employee's name or any similar name to or lend Employee's credit to or render services or advice to, any business which engages in any of the activities conducted by Nucleus during the Employment Term; provided, however, that Employee may (i) devote not more than 10% of his time during reasonable business hours to the affairs of Eclipse Computer Systems, Inc. and eAtlanta.com. so long as such activity is not conducted on the premises of Employer, (ii) except with respect to Eclipse Computer Systems, Inc. and eAtlanta.com purchase or otherwise acquire up to (but not more than) two percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

               (2) whether for Employee's own account or for the account of any other Person, at any time during the Employment Term and the Post-Termination Period, directly or indirectly, solicit business in or related to any business engaged in (i) by Nucleus or (ii) during the Employment Term, from, or provide services to, any Person known by Employee to be a client or customer of any of Nucleus, by Nucleus whether or not Employee had personal contact with such Person during and by reason of Employee's employment with Nucleus;

               (3) whether for Employee's own account or the account of any other Person, directly or indirectly, (i) at any time during the Employment Term and the Post-Termination Period, solicit, employ or otherwise engage as an employee, independent contractor or otherwise, any person who is or was an employee of any of Nucleus at any time during the Employment Term or in any manner induce or attempt to induce any employee of Nucleus to terminate his or her employment with Nucleus; or (ii) at any time during the Employment Term or the Post-Termination Period, intentionally interfere with the relationship of Nucleus with any Person, including any Person who at any time during the Employment Term was an employee, contractor, supplier or client of Nucleus; or

               (4) at any time during or after the Employment Term, disparage Nucleus or any of its shareholders, members, partners, managers, directors, officers, employees or agents.

          (b) If any covenant in this Section 11 is held to be unreasonable, arbitrary or against public policy, such covenant will be considered to be divisible with respect to scope, time and geographic area, and such lesser scope, time or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding and enforceable against Employee.

          (c) Employee will, while the covenant under this Section 11 is in effect, give notice to Nucleus within 10 days after accepting any other employment, of the identity of Employee's employer. Nucleus may notify such employer that Employee is bound by this Agreement and, at Nucleus's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

     12. Confidential Information. In consideration of the compensation and benefits to be paid or provided to Employee under this Agreement, Employee covenants as follows:

          (a) During and following the Employment Term, Employee will hold in confidence all Confidential Information and will not disclose it to any Person except with the specific prior written consent of Nucleus or except as otherwise expressly permitted by the terms of this Agreement.

          (b) Any trade secrets of Nucleus will be entitled to all of the protections and benefits under the Illinois Uniform Trade Secrets Act, 765 ILCS ss. 1065/2(d), and any other applicable law. If any information that Nucleus deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement.

          (c) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that Employee demonstrates was or became generally available to the public other than as a result of a disclosure by Employee.

          (d) Employee will not remove from the premises of Nucleus (except to the extent such removal is for purposes of the performance of Employee's duties at home or while traveling) any document, record, notebook, plan, model, component, device or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). Employee recognizes that, as between Nucleus and Employee, all of the Proprietary Items, whether or not developed by Employee, are the exclusive property of Nucleus. Upon termination of the Employment Term by either party, or upon the request of Nucleus during the Employment Term, Employee will return to Nucleus all of the Proprietary Items in Employee's possession or subject to Employee's control and Employee shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

     13. Inventions. The Employee agrees that any inventions, discoveries, improvements, or works which are conceived, first reduced to practice, made, developed, suggested by, or created in anticipation of, in the course of or as a result of work done under this Agreement by the Employee shall become the absolute property of Nucleus. The Employee further agrees that all such inventions, discoveries, improvements, creations, or works, and all letters, patent or copyrights that may be obtained therefor, shall be the property of Nucleus, and the Employee agrees to do every act and thing requisite to vest said patents or copyrights in Nucleus without any other or additional consideration to the Employee than herein expressed.

     14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Employee and the successors and assigns of Nucleus.

     15. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by recognized commercial delivery service or if mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

          (1) If to Nucleus, to:

                    Nucleus, Inc.
                    150 North Michigan Avenue
                    Suite 3610
                    Chicago, Illinois 60601
                    Attention:  Ted Hartley

              With a copy to:

                    Steven Gray
                    Vedder, Price, Kaufman & Kammholz
                    222 North LaSalle Street
                    Suite 2600
                    Chicago, Illinois 60601
                    Attention: Steven J. Gray, Esq.

          (2) If to the Employee, to:

                    Scott Ackerstein
                    1327 Northmeadow Parkway
                    Suite 132
                    Roswell, Georgia 30076

              With a copy to:

                    Buker, Jones, Morton & Haley, P.C.
                    South Terraces, Suite 170
                    115 Perimeter Center Place
                    Atlanta, Georgia 30346-1238
                    Attention: Charles E. Buker, III, Esq.

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

     16. Tax Withholding. Nucleus shall provide for the withholding of any taxes required to be withheld by federal, state, or local law with respect to any payment in cash, shares of stock and/or other property made by or on behalf of Nucleus to or for the benefit of the Employee under this Agreement or otherwise. Nucleus may, at its option: (a) withhold such taxes from any cash payments owing from Nucleus to the Employee, (b) require the Employee to pay to Nucleus in cash such amount as may be required to satisfy such withholding obligations and/or
(c) make other satisfactory arrangements with the Employee to satisfy such withholding obligations.

     17. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in Chicago, Illinois in accordance with the laws of the State of Illinois (other than such laws relating to choice of law). The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. The award of the arbitrator(s) shall be binding upon the parties. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

     18. No Assignment. Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

     19. Execution in Counterparts. This Agreement may be executed by the parties hereto in two (2) or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     20. Jurisdiction and Governing Law. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Georgia, other than the conflict of laws provisions of such laws.

     21. Severability. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement. Furthermore, if the scope of any restriction or requirement contained in this Agreement is too broad to permit enforcement of such restriction or requirement to its full extent, then such restriction or requirement shall be enforced to the maximum extent permitted by law, and the Employee consents and agrees that any court of competent jurisdiction may so modify such scope in any proceeding brought to enforce such restriction or requirement.

     22. Prior Understandings. This Agreement embodies the entire understanding of the parties hereto and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement are for convenience of reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                         NUCLEUS INC.


                                         By:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------


                                         ---------------------------------------
                                         Scott Ackerstein

                                                                       EXHIBIT B

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT is made and entered into as of May ___, 2000, by and between Nucleus, Inc., a Nevada corporation ("Nucleus"), and Martin Jay Ryerse (the "Employee").

                                R E C I T A L S:
                                ---------------

     WHEREAS, Nucleus desires to employ the Employee as its General Manager - Atlanta Branch, and the Employee desires to be employed in such capacity;

     NOW, THEREFORE, Nucleus and the Employee, each intending to be legally bound, hereby mutually covenant and agree as follows:

     1. Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

          "Accrued Obligations" shall mean, as of the Date of Termination, the sum of (A) the Employee's base salary under Section 4 through the Date of Termination to the extent not theretofore paid, (B) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation accrued by the Employee as of the Date of Termination to the extent not theretofore paid, (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Employee as of the Date of Termination to the extent not theretofore paid, and (D) an amount equal to three (3) months of Employee's base salary if Employee resigns for Good Reason or Nucleus terminates this Agreement without Cause as provided in
     Section 7(c).

          "Cause" shall mean: (A) the substantial failure of the Employee to perform the duties set forth in Section 3, or (B) the Employee's commission of an act materially and demonstrably detrimental to the goodwill of Nucleus or any of its subsidiaries, which act constitutes gross negligence or willful misconduct by the Employee in the performance of his material duties to Nucleus or any of its subsidiaries, or (C) the Employee's commission of any material act of dishonesty or breach of trust resulting or intended to result in material personal gain or enrichment of the Employee at the expense of Nucleus or any of its subsidiaries, or (D) the Employee's conviction of a felony involving moral turpitude, but specifically excluding any conviction based entirely on vicarious liability. No act or failure to act will be considered "willful" unless it is done, or omitted to be done, by the Employee in bad faith or without a good faith belief that his action or omission was consistent with the interests of Nucleus. In addition, no act or omission will constitute Cause unless Nucleus has given detailed written notice thereof to the Employee and, where remedial action is feasible, he then fails to remedy the act or omission within a reasonable time after receiving such notice.

          "Confidential Information" means: (A) trade secrets concerning the business and affairs of Nucleus, data, know-how, processes, designs, sketches, photographs, graphs, drawings, inventions and ideas, past, current and planned research and development, client lists, client files, work-in progress, current and anticipated client requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the Illinois Uniform Trade Secrets Act, 765 ILCS ss. 1065/2(d); (B) information concerning the business and affairs of Nucleus (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials and marketing plans, techniques and materials), however documented; and (C) notes, analyses, compilations, studies, summaries and other material prepared by or for Nucleus containing or based, in whole or in part, on any information included in the foregoing.

          "Date of Termination" shall mean (A) in the event of a discharge of the Employee for Cause, the date specified in such Notice of Termination,
     (B) in the event of a discharge of the Employee without Cause or a resignation by the Employee, the date specified in the written notice to the Employee (in the case of discharge) or Nucleus (in the case of resignation), which date shall be no less than fifteen (15) days from the date of such written notice, (C) in the event of the Employee's death, the date of the Employee's death, and (D) in the event of termination of the Employee's employment by reason of disability pursuant to Section 7(a), the date the Employee receives written notice of such termination (or, if earlier, twelve (12) months from the date the Employee's disability began).

          "Employment Term" shall have the meaning set forth in Section 2(b) hereof.

          "Good Reason" shall mean any of the following: (A) the failure to re-hire the Employee as General Manager - Atlanta Branch, (B) the assignment of duties inconsistent with the Employee's position, authority, duties or responsibilities, or any other action by Nucleus which results in a substantial diminution of such position, authority, duties or responsibilities, or (C) any substantial failure by Nucleus to comply with any of the provisions of the Employment Agreement.

          "Notice of Termination" means a written notice which (A) indicates the specific termination provision in this Agreement relied upon, (B) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated, and (C) specifies the termination date, which may be as early as the date of the giving of such notice except as otherwise provided herein. No purported termination of the Employee's employment for Cause shall be effective without a Notice of Termination.

          "Post-Termination Period" means the one (1) year period beginning on the date of termination of Employee's employment with Nucleus, whether pursuant to this Agreement or otherwise.

          "Proprietary Items" shall have the meaning set forth in Section 12(d) hereof.

     2. Employment and Employment Term.
        ------------------------------

          (a) Employment. Nucleus shall employ the Employee as General Manager - Atlanta Branch of Nucleus, and the Employee shall so serve, for the Employment Term. Employee shall report directly to the Chief Executive Officer of Nucleus.

          (b) Employment Term. The initial term of the Employee's employment under this Agreement shall commence as of the date hereof and end one (1) year thereafter (the "Employment Term").

     3. Duties. During the Employment Term, the Employee shall have those duties as are designated by the Company from time to time. The Employee shall devote at least 90% of his time during reasonable business hours (reasonable sick leave and vacations excepted) and best efforts to fulfill faithfully, responsibly and to the best of his ability his duties hereunder. In no event may employee devote any time to or conduct any business on behalf of Eclipse Computer Systems, Inc. or eAtlanta.com, Inc. on Employer's premises.

     4. Salary.
        ------

          (a) Base Salary. For services performed by the Employee for Nucleus pursuant to this Agreement during the Employment Term, Nucleus shall pay the Employee a base salary at the rate of Seventy-Eight Thousand Dollars ($78,000) per year, payable in substantially equal installments in accordance with Nucleus's regular payroll practices. The Employee's base salary (with any increases under Section (b) below) shall not be subject to reduction. Any compensation which may be paid to the Employee under any additional compensation or incentive plan of Nucleus shall be in addition to the base salary to which the Employee shall be entitled under this Agreement.

          (b) Salary Increases. During the Employment Term, the base salary of the Employee shall be subject to increases of 2.5% on a quarterly basis upon the attainment of the quarterly bonus performance criteria set forth on Schedule I hereto. The base salary of the Employee as so increased shall constitute the base salary for purposes of Section 4(a) and Section 5.

     5. Quarterly Bonuses. For each calendar quarter during the Employment Term, the Employee shall be eligible to receive a performance bonus payable 50% in cash and 50% in stock options with an exercise price equal to the fair market value of Nucleus stock at the time of grant and that vest over a three year period. The Employee's maximum annual performance bonus, based upon his performance each quarter, shall be Forty-Six Thousand Eight Hundred Dollars ($46,800). The quarterly performance bonus criteria shall be as set forth on
Schedule I hereto.

     6. Other Benefits and Rights. In addition to the compensation described in Sections 4 and 5 above, the Employee shall be entitled to three (3) weeks paid vacation per year in addition to paid time off on all national holidays, and to participate in all of the various retirement, medical, and welfare, plans or programs of Nucleus to the extent the Employee is eligible for participation under the terms of such plans or programs.

     7. Termination. Unless earlier terminated in accordance with the following provisions of this Section 7, Nucleus shall continue to employ the Employee and the Employee shall remain employed by Nucleus during the Employment Term.
Section 7 hereof sets forth certain obligations of Nucleus in the event that the Employee's employment hereunder is terminated.

          (a) Death or Disability. Except to the extent otherwise provided in
Section 8 with respect to certain post-Date of Termination payment obligations of Nucleus, this Agreement shall terminate immediately as of the Date of Termination in the event of the Employee's death or in the event that the Employee becomes disabled. The Employee will be deemed to be disabled upon the earlier of (i) the end of a four (4) consecutive month period during which, by reason of physical or mental injury or disease, the Employee has been unable to perform substantially all of his usual and customary duties under this Agreement or (ii) the date that a reputable physician determines in writing that the Employee will, by reason of physical or mental injury or disease, be unable to perform substantially all of the Employee's usual and customary duties under this Agreement for a period of at least four (4) consecutive months. If any questions arises as to whether the Employee is disabled, the Employee shall submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. Nucleus shall promptly give the Employee written notice of any such determination of the Employee's disability and of any decision of Nucleus to terminate the Employee's employment by reason thereof. In the event of disability, until the Date of Termination, the base salary payable to the Employee under Section 4 hereof shall be reduced dollar-for-dollar by the amount of disability benefits paid to the Employee in accordance with any disability policy or program of Nucleus.

          (b) Discharge for Cause. In accordance with the procedures hereinafter set forth, Nucleus may discharge the Employee from his employment hereunder for Cause. Any discharge of the Employee for Cause shall be communicated by a Notice of Termination to the Employee. If the Employer proposes to discharge the Employee for Cause due to Employee's substantial failure to perform the duties set forth in Section 3 hereof, no Notice of Termination shall be valid or effective unless the Employer has given Employee forty-five (45) days prior written notice of such proposed termination, which describes the basis for such proposed termination, and has met with the

Employee to discuss possible corrective or remedial action. Except to the extent otherwise provided in Section 8 with respect to certain post-Date of Termination obligations of Nucleus, this Agreement shall terminate immediately as of the Date of Termination in the event the Employee is discharged for Cause.

          (c) Termination for Other Reasons. Nucleus may discharge the Employee without Cause by giving written notice to the Employee at least fifteen (15) days prior to the Date of Termination. The Employee may resign from his employment by giving written notice to Nucleus at least fifteen (15) days prior to the Date of Termination. Except to the extent otherwise provided in Section 8 with respect to certain post-Date of Termination obligations of Nucleus, this Agreement shall terminate immediately as of the Date of Termination in the event the Employee is discharged without Cause or resigns.

     8. Obligations of Nucleus Upon Termination. In the event this Agreement terminates, Nucleus shall pay to the Employee, or his heirs or estate, in the event of the Employee's death, all Accrued Obligations in a lump sum in cash within thirty (30) days after the Date of Termination; provided, however, that any portion of the Accrued Obligations which consists of bonus, deferred compensation, or incentive compensation, shall be determined and paid in accordance with the terms of any relevant plan applicable to the Employee. In the event this Agreement terminates as provided in Section 7(a), Nucleus terminates this Agreement without Cause as provided in Section 7(c), or Employee resigns for Good Reason, all options to purchase shares of Nucleus stock granted under Section 5 above or otherwise shall immediately vest, and Section 11 of this Agreement entitled "Non-Competition" shall be revoked in its entirety so as to have no further force or effect. Except as explicitly provided in this Agreement, nothing in this Agreement shall limit or otherwise adversely affect any rights which the Employee may have under applicable law, under any other agreement with Nucleus or any of its subsidiaries, or under any compensation or benefit plan, program, policy or practice of Nucleus or any of its subsidiaries.

     9. No Set-Off or Mitigation. Nucleus's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which Nucleus may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Employee obtains other employment.

     10. Indemnification. To the full extent permitted by law, Nucleus shall indemnify the Employee (including the advancement of expenses) for any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by the Employee in connection with the defense of any lawsuit or other claim to which he is made a party by reason of being an officer, director or employee of Nucleus or any of its subsidiaries.

     11. Non-Competition.
         ---------------

          (a) In consideration of the compensation and benefits to be paid or provided to Employee hereunder, except as otherwise provided in Section 8, Employee covenants that Employee will not, directly or indirectly:

               (1) during the Employment Term, except in the course of Employee's employment hereunder, and during the Post-Termination Period, engage or invest in, own, manage, operate, finance, control or participate, directly or indirectly, in the ownership, management, operation, financing, or control of, be employed by, associated with or in any manner connected with, lend Employee's name or any similar name to or lend Employee's credit to or render services or advice to, any business which engages in any of the activities conducted by Nucleus during the Employment Term; provided, however, that Employee may (i) devote not more than 10% of his time during reasonable business hours to the affairs of Eclipse Computer Systems, Inc. and eAtlanta.com. so long as such activity is not conducted on the premises of Employer, (ii) except with respect to Eclipse Computer Systems, Inc. and eAtlanta.com purchase or otherwise acquire up to (but not more than) two percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

               (2) whether for Employee's own account or for the account of any other Person, at any time during the Employment Term and the Post-Termination Period, directly or indirectly, solicit business in or related to any business engaged in (i) by Nucleus or (ii) during the Employment Term, from, or provide services to, any Person known by Employee to be a client or customer of any of Nucleus, by Nucleus whether or not Employee had personal contact with such Person during and by reason of Employee's employment with Nucleus;

               (3) whether for Employee's own account or the account of any other Person, directly or indirectly, (i) at any time during the Employment Term and the Post-Termination Period, solicit, employ or otherwise engage as an employee, independent contractor or otherwise, any person who is or was an employee of any of Nucleus at any time during the Employment Term or in any manner induce or attempt to induce any employee of Nucleus to terminate his or her employment with Nucleus; or (ii) at any time during the Employment Term or the Post-Termination Period, intentionally interfere with the relationship of Nucleus with any Person, including any Person who at any time during the Employment Term was an employee, contractor, supplier or client of Nucleus; or

               (4) at any time during or after the Employment Term, disparage Nucleus or any of its shareholders, members, partners, managers, directors, officers, employees or agents.

          (b) If any covenant in this Section 11 is held to be unreasonable, arbitrary or against public policy, such covenant will be considered to be divisible with respect to scope, time and geographic area, and such lesser scope, time or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding and enforceable against Employee.

          (c) Employee will, while the covenant under this Section 11 is in effect, give notice to Nucleus within 10 days after accepting any other employment, of the identity of Employee's employer. Nucleus may notify such employer that Employee is bound by this Agreement and, at Nucleus's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

     12. Confidential Information. In consideration of the compensation and benefits to be paid or provided to Employee under this Agreement, Employee covenants as follows:

          (a) During and following the Employment Term, Employee will hold in confidence all Confidential Information and will not disclose it to any Person except with the specific prior written consent of Nucleus or except as otherwise expressly permitted by the terms of this Agreement.

          (b) Any trade secrets of Nucleus will be entitled to all of the protections and benefits under the Illinois Uniform Trade Secrets Act, 765 ILCS ss. 1065/2(d), and any other applicable law. If any information that Nucleus deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement.

          (c) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that Employee demonstrates was or became generally available to the public other than as a result of a disclosure by Employee.

          (d) Employee will not remove from the premises of Nucleus (except to the extent such removal is for purposes of the performance of Employee's duties at home or while traveling) any document, record, notebook, plan, model, component, device or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). Employee recognizes that, as between Nucleus and Employee, all of the Proprietary Items, whether or not developed by Employee, are the exclusive property of Nucleus. Upon termination of the Employment Term by either party, or upon the request of Nucleus during the Employment Term, Employee will return to Nucleus all of the Proprietary Items in Employee's possession or subject to Employee's control and Employee shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

     13. Inventions. The Employee agrees that any inventions, discoveries, improvements, or works which are conceived, first reduced to practice, made, developed, suggested by, or created in anticipation of, in the course of or as a result of work done under this Agreement by the Employee shall become the absolute property of Nucleus. The Employee further agrees that all such inventions, discoveries, improvements, creations, or works, and all letters, patent or copyrights that may be obtained therefor, shall be the property of Nucleus, and the Employee agrees to do every act and thing requisite to vest said patents or copyrights in Nucleus without any other or additional consideration to the Employee than herein expressed.

     14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Employee and the successors and assigns of Nucleus.

     15. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by recognized commercial delivery service or if mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

               (1) If to Nucleus, to:

                          Nucleus, Inc.
                          150 North Michigan Avenue
                          Suite 3610
                          Chicago, Illinois 60601
                          Attention:  Ted Hartley

                   With a copy to:

                          Steven Gray
                          Vedder, Price, Kaufman & Kammholz
                          222 North LaSalle Street
                          Suite 2600
                          Chicago, Illinois 60601
                          Attention: Steven J. Gray, Esq.

               (2) If to the Employee, to:

                          Martin Jay Ryerse
                          1327 Northmeadow Parkway
                          Suite 132
                          Roswell, Georgia 30076

                   With a copy to:

                          Buker, Jones, Morton & Haley, P.C.
                          South Terraces, Suite 170
                          115 Perimeter Center Place
                          Atlanta, Georgia 30346-1238
                          Attention: Charles E. Buker, III, Esq.

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

     16. Tax Withholding. Nucleus shall provide for the withholding of any taxes required to be withheld by federal, state, or local law with respect to any payment in cash, shares of stock and/or other property made by or on behalf of Nucleus to or for the benefit of the Employee under this Agreement or otherwise. Nucleus may, at its option: (a) withhold such taxes from any cash payments owing from Nucleus to the Employee, (b) require the Employee to pay to Nucleus in cash such amount as may be required to satisfy such withholding obligations and/or
(c) make other satisfactory arrangements with the Employee to satisfy such withholding obligations.

     17. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in Chicago, Illinois in accordance with the laws of the State of Illinois (other than such laws relating to choice of law). The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. The award of the arbitrator(s) shall be binding upon the parties. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

     18. No Assignment. Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

     19. Execution in Counterparts. This Agreement may be executed by the parties hereto in two (2) or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     20. Jurisdiction and Governing Law. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Georgia, other than the conflict of laws provisions of such laws.

     21. Severability. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement. Furthermore, if the scope of any restriction or requirement contained in this Agreement is too broad to permit enforcement of such restriction or requirement to its full extent, then such restriction or requirement shall be enforced to the maximum extent permitted by law, and the Employee consents and agrees that any court of competent jurisdiction may so modify such scope in any proceeding brought to enforce such restriction or requirement.

     22. Prior Understandings. This Agreement embodies the entire understanding of the parties hereto and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement are for convenience of reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


                                         NUCLEUS INC.


                                         By:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------


                                         ---------------------------------------
                                         Martin Jay Ryerse

                                                                       EXHIBIT C

                                 LEASE AGREEMENT
                                 ---------------


     THIS LEASE AGREEMENT is made this ______ day of May, 2000 between Eclipse Computer Systems, Inc., a Georgia corporation (the "Lessor"), and Nucleus, Inc., a Nevada corporation (the "Lessee").

                                   WITNESSETH

     WHEREAS, Nucleus and WebNet.com, Inc., a Georgia corporation ("WebNet"), have entered into that certain Amended and Restated Agreement and Plan of Merger dated May __, 2000 (the "Merger Agreement");

     WHEREAS, certain of the shareholders of WebNet are shareholders of Eclipse;

     WHEREAS, in connection with the Merger Agreement, the parties thereto desire that Nucleus have the ability to lease fixed assets and equipment from Eclipse;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Description of Leased Property. The Lessor hereby agrees to lease and let to the Lessee all of Lessor's currently owned fixed assets and office equipment together with parts, accessories, attachments and devices now or hereafter affixed thereto, all for the rental hereinafter stipulated and upon the terms and conditions hereinafter set forth.

     2. Lease Term. The term of this Lease shall commence on the closing date of the merger transaction among Lessee, WebNet and other parties and shall terminate on the earlier of (i) May __, 2001; (ii) the date Lessor's line of credit with SouthTrust Bank, N.A. (the "Line of Credit") is paid in full and terminated; and (iii) the date of any termination pursuant to Section 10 of this Lease Agreement. Upon the expiration of the term of the Lease, Lessee shall have the option to purchase all of the leased property for One Dollar ($1.00), provided Lessee is not in default under Section 10 of this Lease Agreement.

     3. Lease Payments.
        --------------

          (a) The Lessee agrees that it will pay the Lessor an amount equal to Lessor's monthly interest payments, as may be adjusted from time to time according to fluctuations in the variable interest rate, on the Line of Credit; provided, however, notwithstanding anything herein to the contrary, such monthly lease payment shall not in any calendar month exceed $3,000.00.

          (b) A late charge computed in accordance with and equal to the terms of the Line of Credit shall be charged on any lease installment remaining unpaid more than ten days after the due date of the corresponding Line of Credit interest payment.

     4. Place of Payment of Rents. All lease payments payable by the Lessee under Section 3 hereof shall be paid to the Lessor at 265 Spalding Springs Lane, Atlanta, Georgia 30350, or at such other place as the Lessor or its assigns may hereafter direct. Payment of any additional amounts required by Section 5 or
Section 6 hereof shall be made at said place only to the extent that such payments are not being, or have not been, made by the Lessee directly and are instead being paid to the Lessor by way of reimbursement or to provide the Lessor with the funds necessary to make such payments.

     5. Taxes and Maintenance. In addition to the lease payments by the Lessee under the provisions of Section 3 hereof:

         (a) the Lessee agrees to pay any and all taxes, assessments, and other governmental charges of whatsoever kind or character and by whomsoever payable on or relating to the leased assets hereunder and on the ownership, use, shipment, transportation, delivery or operation of the equipment, and all gross receipts, income and like taxes against the Lessor on or measured by rents payable hereunder or the net income therefrom (except only federal income and excess profits taxes);

          (b) the Lessee agrees to pay all costs, expenses, fees and charges incurred in connection with the use and operation of the equipment during the lease term thereof, including but not limited to repairs, maintenance, storage and servicing. During the term of this Lease, but only so long as the Lessee is not in default hereunder, the Lessor hereby transfers and assigns to the Lessee all of its right, title and interest in, under and to any dealer's or manufacturer's warranty in respect of the equipment and agrees to execute and deliver such further instruments and to do such further acts as may be necessary to enable the Lessee to obtain customary warranty service furnished for the equipment by the dealer or manufacturer; and

          (c) the Lessee agrees to pay all stamp or documentary taxes, state or federal, levied or assessed on this Lease, any lease supplemental hereto or any extension hereof.

     6. Insurance.
        ---------

          (a) The Lessee agrees that it will at all times during the term of this Lease, and at its own cost and expense, keep the equipment insured at not less than the full insurable value thereof against loss by fire, windstorm and explosion and with extended coverage and against such other risks as are customarily insured against by companies owning property of a similar character and engaged in a business similar to that engaged in by the Lessee, and will maintain public liability and property damage insurance with respect to the equipment in amounts customarily carried by the Lessee on property of similar character which it owns. The Lessee shall furnish to the Lessor satisfactory evidence of the maintenance of such insurance.

          (b) The proceeds of any insurance received by the Lessor on account of any loss or casualty shall be released to the Lessee upon a written application signed by the President, Vice President or authorized financial officer of the Lessee for the payment of, or to reimburse the Lessee for the payment of, the cost of repairing, restoring or replacing the equipment which has been lost, damaged or destroyed (which application shall be accompanied by satisfactory evidence of such cost and of the completion of such repairs, restoration or replacement); unless the Lessee is at the time of the application in default in the payment of any liability of the Lessee to the Lessor hereunder in which event such proceeds shall be applied against such unpaid liability.

     7. Risk of Loss, Repairs, Damage and Destruction. Lessee shall bear the risk of damage, loss, theft or destruction, partial or complete, of any equipment subject to the terms of this Lease from whatsoever source arising, and any and all replacements, repairs, or substitutions or parts of any unit of equipment thereof shall be at the cost and expense of the Lessee and shall constitute accessions to such unit of equipment and title thereto shall vest and remain in the Lessor.

     8. Use of Equipment. The Lessee agrees that the equipment will be used solely in the conduct of the business of the Lessee and will at all times be and remain in the possession and control of the Lessee. The Lessee warrants that each unit of equipment will at all times be used and operated under and in compliance with the laws of the jurisdiction in which such unit may be operated, and in compliance with all lawful acts, rules, regulations and orders of any commissions, boards or other legislative, executive or judicial bodies or officers having power to regulate or supervise the use of such property. The Lessee agrees that, without the prior written consent of the Lessor, the Lessee will not assign, transfer, or sublease its rights under this Lease, or permit its rights or interest hereunder to be subject to any lien, charge or encumbrance. No assignment or sublease shall relieve the Lessee of any of its obligations, liabilities or duties hereunder, which shall be and remain those of a principal and not a guarantor. The Lessee further agrees that it will keep each unit of equipment free and clear of any and all liens, charges and encumbrances which may be levied against or imposed upon such unit as a result of the failure of the Lessee for any reason to perform or observe any of the covenants and agreements required to be performed or observed by the Lessee hereunder.

     9. Ownership. Lessee acknowledges and agrees that except as provided by other written agreement of the parties it has not, and by the execution hereof it does not and will not have or obtain, any title to the equipment subject to this Lease, nor any property right or interest, legal or equitable, therein, except solely as Lessee hereunder and subject to all the terms hereof. It is expressly understood that all of the equipment shall be and remain personal property notwithstanding the manner in which the equipment may be attached or affixed to realty, and that upon termination of the lease term Lessee shall have the duty and Lessor shall have the right to remove the equipment from the premises whereon the same is located whether or not affixed or attached to the realty or any building at the sole cost and expense of Lessee.

     10. Defaults. In the event that:

          (a) Lessee shall default in the payment of any installment of rent and such default shall continue for more than 30 days after such payment is due; or

          (b) Lessee shall default in the observance or performance of any other covenant required to be observed or performed by the Lessee hereunder and such default shall continue for more than 30 days after notice thereof to the Lessee by the Lessor, provided, however, if such default cannot reasonably be cured with such 30 day period, it shall not be deemed a default so long as Lessee diligently pursues a cure of such default; or

          (c) any representation or warranty made by the Lessee herein or in any statement, document or certificate furnished by the Lessee to the Lessor in connection herewith proves untrue, inaccurate or incomplete in any material respect as of the date of issuance or making thereof; or

          (d) the Lessee is dissolved or its existence is terminated; or

          (e) the Lessee becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they may mature, or makes an assignment for the benefit of creditors or applies for or consents to the appointment of a trustee or receiver for the Lessee or for the major part of its property, or the Lessee shall make any voluntary assignment or transfer of the Lessee's interest as Lessee hereunder (in a manner or to a person not permitted by the terms hereof) or of all or substantially all of its property; or

          (f) a custodian, trustee or receiver is appointed for the Lessee, or for the major part of its property; or

          (g) bankruptcy, reorganization, arrangements, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or similar law for the relief of debtors, are instituted by or against the Lessee, and if instituted against the Lessee are allowed against the Lessee or are consented to or are not dismissed within 60 days after such institution;

then in any such case of (a) through (g) above (herein sometimes called "events of default") the Lessor at its option may: (i) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee of the applicable covenants and terms of the Lease or to recover damages for the breach thereof; or (ii) by notice in writing to the Lessee and pursuant to the terms of the merger transaction, terminate this Lease and/or the Lessee's rights of possession hereunder as to all or any part of the equipment leased hereunder whereupon all right, title and interest of the Lessee to or in the use of such equipment shall terminate, and the Lessor may, directly or by its agent, enter upon the premises of the Lessee or other premises where the equipment may be located and take possession thereof.

     The remedies herein provided in favor of the Lessor upon an event of default as hereinabove set forth shall not be deemed to be exclusive, but shall be cumulative and shall be in addition to all other remedies in its favor existing in law, or equity or in bankruptcy.

     11. Miscellaneous.
         -------------

          (a) Time is of the essence and no delay or omission to exercise any right, power or remedy accruing to Lessor upon any breach or default by Lessee under this Lease shall impair any such right, power or remedy of Lessor, nor shall any such delay or omission be construed as a waiver of any breach or default, or of similar breach or default thereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default. All waivers under this Lease must be in writing. Any provision of this Lease prohibited by law shall be ineffective to the extent of such provision, without invalidating the remaining provisions hereof.

          (b) If the Lessee shall fail to comply with the covenants herein contained with respect to the maintenance of insurance, the payment of taxes, assessments and other charges or keeping the equipment in repair and free of liens, charges and encumbrances, the Lessor may, but shall not be obligated to make advances to perform the same and all sums so advanced shall be repayable to the Lessor upon demand. No such advance shall be deemed to relieve the Lessee from any default hereunder.

          (c) Any notices provided for in this Lease shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered or certified, postage prepaid, to the addresses set forth on the signature page hereto, or at such other place as either party may designate to the other by notice given in accordance with this Section.

          (d) This Lease shall be binding upon the Lessee and its successors and assigns and shall inure to the benefit of the Lessor and its successors and assigns.

          (e) This Lease may be executed in any number of counterparts, each counterpart constituting an original but all together one and the same instrument and contract.

          (f) This Lease shall become binding only upon the consummation of the merger transaction among Lessor, Lessee and other parties thereto.

          (g) This Lease may not be amended except by a writing signed by Lessor and Lessee.

          (h) This Lease shall be governed by and construed in accordance with the laws of the State of Illinois.

                            [Signature Page Follows]

                         Lease Agreement Signature Page

     IN WITNESS WHEREOF, the Lessor and the Lessee have caused this instrument to be executed, as of the day and year first above written.

                                           LESSOR:

                                           ECLIPSE COMPUTER SYSTEMS, INC.


                                           By:
                                              ----------------------------------
                                           Its:
                                               ---------------------------------

                                           Address:
                                                    265 Spalding Springs Lane
                                                    Atlanta, Georgia 30350


                                           LESSEE:

                                           NUCLEUS, INC.


                                           By:
                                              ----------------------------------
                                           Its:
                                               ---------------------------------

                                           Address:
                                                    401 N. Michigan
                                                    Suite 745
                                                    Chicago, IL 60611
                                                    Attn.:  John C. Paulsen

                                                                       EXHIBIT D

                               WAIVER AND CONSENT
                               ------------------


     THIS WAIVER AND CONSENT is made as of May ___, 2000, and given at the request of Nucleus, Inc., a Nevada corporation, ("Nucleus"), by Eclipse Computer Systems, Inc., a Georgia corporation ("Eclipse") and eAtlanta.com, Inc., a Georgia corporation ("eAtlanta");

                                   WITNESSETH

     WHEREAS, Nucleus and WebNet.com, Inc., a Georgia corporation ("WebNet"), have entered into that certain Amended and Restated Agreement and Plan of Merger dated May __, 2000 (the "Merger Agreement");

     WHEREAS, certain of the shareholders of WebNet are shareholders of Eclipse and eAtlanta;

     WHEREAS, in connection with the Merger Agreement, the parties thereto desire that Nucleus have the ability to hire certain employees of Eclipse and eAtlanta;

     WHEREAS, Eclipse and eAtlanta have previously entered into written employment agreements with certain employees and which contain certain restrictions and rights regarding the future employment of said employees; and

     WHEREAS, Eclipse and eAtlanta are willing to waive such rights and consent to the employment by Nucleus, and/or related or surviving entities of Nucleus, of current employees of each of Eclipse and eAtlanta, notwithstanding any other rights, contractual or otherwise, either Eclipse and eAtlanta may have regarding the future employment of such employees.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto hereby agree as follows:

     At the request of WebNet and Nucleus, and to induce Nucleus to enter into the Merger Agreement, Eclipse and eAtlanta hereby consent to the solicitation, hiring, and employment by Nucleus of any employee of either Eclipse or eAtlanta and waive any breach, default or event of default under any employment agreement or any document, instrument or agreement which would, or which with the passage of time would, arise as a result of or in connection with Nucleus' solicitation, hiring or employment of any employee of either Eclipse or eAtlanta.

                            [Signature Page Follows]

                       [Waiver and Consent Signature Page]

     IN WITNESS WHEREOF, each of the undersigned has executed this Waiver and Consent as of the date set forth above.


                                      ECLIPSE COMPUTER SYSTEMS, INC.


                                      By:
                                         ---------------------------------------
                                      Its:
                                          --------------------------------------


                                      eATLANTA.COM, INC.


                                      By:
                                         ---------------------------------------
                                      Its:
                                          --------------------------------------

                                                                       EXHIBIT E

                               INDEMNITY AGREEMENT
                               -------------------


     THIS INDEMNITY AGREEMENT is made as of the _____day of May, 2000, by and among Eclipse Computer Systems, Inc., a Georgia corporation ("Eclipse"), eAtlanta.com, Inc., a Georgia corporation ("eAtlanta"), the undersigned shareholders (the "Shareholders") (Eclipse, eAtlanta and Shareholders are referred to herein collectively as the "Indemnitors"), and Nucleus, Inc., a Nevada corporation (the "Indemnitee").

                                   WITNESSETH

     WHEREAS, the Shareholders own substantially all of the shares of capital stock of Eclipse and eAtlanta and WebNet.com, Inc., a Georgia corporation ("WebNet");

     WHEREAS, WebNet and Indemnitee have entered into that certain Amended and Restated Agreement and Plan of Merger dated as of May __, 2000 (the "Merger Agreement") of even date herewith;

     WHEREAS, Indemnitors agree that they will materially benefit from the transactions contemplated by the Merger Agreement;

     WHEREAS, as a condition to entering into the Merger Agreement, Indemnitors have agreed, jointly and severally, to indemnify Indemnitee from all loss, damage, cost and expense incurred by Indemnitee in connection with, arising out of, or as a result of, any and all claims, demands, suits, proceedings or actions relating to the actions or failure to act of eAtlanta or Eclipse of their respective directors, employees, agents or representatives, as applicable, or claims by creditors of any Indemnitor, whether against Indemnitee or any assets or rights transferred in connection with the Merger Agreement or otherwise (collectively, the "Claims"); and

     WHEREAS, as a material condition to entering into the Merger Agreement, Indemnitee requires Indemnitors enter into this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Indemnitors and Indemnitee hereby agrees as follows:

     1. Indemnity. The Indemnitors, jointly and severally, hereby agree to indemnify, defend, and hold Indemnitee free and harmless, without limit, from any and all injury, loss, damage, fine, penalty, cost or expense (including, but not by way of limitation, reasonable attorney's fees, court costs and amounts paid with the consent of the Indemnitors in settlement of any claims) incurred by the Indemnitee in connection with, arising out of, or as the result of, any and all Claims.

     2. Method of Asserting Claims. In the event that the Indemnitee is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party, the liabilities for which, or the costs or expenses of which, result in losses suffered by Indemnitee as a result of Claims or the non-compliance or failure to comply with any provisions of applicable laws (any such third party action or proceeding being referred to as an "Action"), Indemnitee shall give the Indemnitors notice thereof as promptly as practicable after Indemnitee receives written notice of such Action. The failure to give such notice shall not affect Indemnitee's ability to seek reimbursement. Such notice shall state the nature and basis of such claim and, if ascertainable, the amount thereof. Indemnitee shall have the right to compromise or defend such Action, at the expense of the Indemnitors. After receipt of such notice from Indemnitee, the Indemnitors shall acknowledge in writing their obligation to indemnify in respect of such Action. Provided that the Indemnitors shall have so acknowledged their obligation to indemnify in respect of such Action, the Indemnitors may, at their expense, have the right to participate in the defense of such Action and no such Action shall be settled by Indemnitee without the consent of the Indemnitors, which consent shall not be unreasonably withheld. At any time after notice of any Action, the Indemnitors may request Indemnitee to agree in writing to the payment or compromise of the Action, whereupon such action shall be taken unless Indemnitee determines that the contest should be continued, and so notifies the Indemnitors in writing within fifteen (15) days of such request from the Indemnitors.

     3. Governing Law. This Agreement shall be regarded for all purposes as an Illinois document, and the validity and construction thereof shall be determined and governed by the laws of the state of Illinois without regard to the conflicts of law rules of the state of Illinois. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held illegal, invalid or unenforceable or in conflict with any applicable law, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held illegal, invalid, unenforceable or in conflict shall not be affected thereby.

     4. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall be deemed one Agreement.

     5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, including their personal representatives in the event of death or disability.

     6. Miscellaneous. This Agreement shall remain in full force and effect, notwithstanding any investigation made by any party, and shall be in addition to any liability which any such party may otherwise have.

                            [Signature Page Follows]

                   [Indemnification Agreement Signature Page]

     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date set forth above.

                                             INDEMNITORS:

                                             ECLIPSE COMPUTER SYSTEMS, INC.


                                             By:
                                                --------------------------------
                                             Its:
                                                 -------------------------------


                                             eATLANTA.COM, INC.


                                             By:
                                                --------------------------------
                                             Its:
                                                 -------------------------------


                                             [SHAREHOLDERS]


                                             -----------------------------------


                                             INDEMNITEE:

                                             NUCLEUS, INC.


                                             By:
                                                --------------------------------
                                             Its:
                                                 -------------------------------

                                                                       EXHIBIT F

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of May ___, 2000, by and among NUCLEUS, INC, a Nevada corporation (the "Company"), and the undersigned (the "Holders").

                                R E C I T A L S:
                                ---------------

     WHEREAS, pursuant to an Agreement and Plan of Merger dated the date hereof (the "Merger Agreement") by and between the Company, Webnet.com, Inc. and the Holders, the Company has agreed to issue in exchange for the capital stock of the Target an aggregate of 661,000 shares of the Company's Common Stock; and

     WHEREAS, pursuant to the terms of, and in partial consideration for, the Holders' agreement to enter into the Merger Agreement, the Company has agreed to provide the Holders with certain registration rights with respect to 99,150 shares of Common Stock, par value $0.001 per share (the "Common Stock") acquired under the Merger Agreement, such shares representing fifteen (15) percent of the aggregate number of shares issued thereunder at closing (the "Shares"). The number of shares subject to this Agreement for each Holder shall be as set forth on Schedule A hereto;

     NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Merger Agreement and this Registration Rights Agreement, the Company and the Holders agree as follows:

                                   AGREEMENT:
                                   ---------

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the Company's Common Stock, par value $.001 per share.

     "Other Registrable Shares" shall mean those shares of Common Stock heretofore or hereafter issued pursuant to one or more agreements granting the purchasers of such securities the right to have the Company register such securities or include such securities in any other registration of the Company's equity securities.

     "Registrable Shares" shall mean (i) the Shares and (ii) any Common Stock of the Company issued or issuable in respect of the Shares or upon any stock split, stock dividend, recapitalization or similar event; provided, however, that Registrable Shares or other securities shall no longer be treated as Registrable Shares if (A) they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon consummation of such sale, or (C) the Shares are available for sale under the Securities Act (including Rule 144), in the opinion of counsel to the Company, without compliance with the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto may be removed upon the consummation of such sale.

     The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 2 hereof, including, without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements (not to exceed $10,000) of one counsel for the Holders and any selling holders of Other Registrable Shares for a limited "due diligence" examination of the Company incident to such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company, and excluding all underwriting discounts and selling commissions applicable to the sale of the Registrable Shares or Other Registrable Shares).

     "Registration Statement" shall mean the registration statement filed with the Commission by the Company covering the Shares pursuant to this Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Shares and all fees and disbursements of one counsel for the Holders and selling holders of Other Registrable Shares (other than the fees and disbursements of such counsel included in Registration Expenses).

     2. PIGGYBACK REGISTRATION.

     (A) PIGGYBACK REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities (other than a registration on Form S-4 or Form S-8 or an exchange offering solely to the Company's existing stockholders), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after receipt of written notice from the Company, the Company shall, subject to the provisions of Section 2(b), cause to be registered under the Securities Act all of the Registrable Shares that each such Holder has requested to be registered.

     (B) UNDERWRITING. If the Company intends to distribute securities by means of an underwriting, the right of any Holder and any holder of Other Registrable Shares to have such shares included in the registration shall be conditioned upon participation in such underwriting and the inclusion of such shares in such underwriting to the extent provided herein.

          (i) The Company shall (together with all others proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or representative of the underwriters selected for such underwriting by the Company.

          (ii) Notwithstanding any other provision of this Section 2, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise the Holders and all holders of Other Registrable Shares and other shareholders whose securities would otherwise be underwritten pursuant to such registration, and the number of Registrable Shares, Other Registrable Shares and other securities that may be included in the registration and underwriting shall be allocated in the following manner: the Other Registrable Shares shall be excluded pro rata with Registrable Shares, unless another method of determining such exclusion is specified in the agreements governing the Other Registrable Shares, according to the relative number of Other Registrable Shares requested to be included in such registration and underwriting, from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of Registrable Shares that may be included in the registration and underwriting shall be allocated among all holders of Registrable Shares in proportion, as nearly as practicable, to the respective amounts of Registrable Shares which they had requested to be included in such registration at the time of filing the registration statement. No Registrable Shares or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

          (iii) If any Holder or any holder of Other Registrable Shares who has requested inclusion in such registration and underwriting as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The securities so withdrawn shall also be withdrawn from registration.

     3. EXPENSES OF REGISTRATION. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification or compliance of the Registrable Shares pursuant to this Agreement. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

     4. REGISTRATION PROCEDURES. If and when the Company is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Registrable Shares, the Company will:

          (a) Use reasonable efforts to keep such registration effective for a period of 90 days or until the Company has completed the distribution described in the registration statement relating thereto or until the securities registered cease to be Registrable Shares, whichever first occurs;

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement;

          (c) Furnish such number of prospectuses and other documents incidental thereto, including any amendment of or supplement to the prospectus, as the Holders from time to time may reasonably request;

          (d) Use reasonable efforts to (i) register and qualify the Registrable Shares covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as a Holder reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect until such date set forth in clause (a) above and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Shares for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 4(d), (2) subject itself to general taxation in any such jurisdiction,
(3) file a general consent to service of process in any such jurisdiction, (4) provide any undertakings that cause more than nominal expense or burden to the Company or (5) make any change in its charter or by-laws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

          (e) In the event the Company selects underwriters for the offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering;

          (f) As promptly as practicable after becoming aware of such event, notify the Holders of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Holders as may be reasonably requested;

          (g) As promptly as practicable after becoming aware of such event, notify the Holders and the managing underwriters of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

          (h) Permit a single firm of counsel designated as selling stockholders' counsel to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the Commission, and shall not file any document in a form to which such counsel reasonably objects;

          (i) Make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement;

          (j) At the request of the underwriter in the event of the sale of Registrable Shares is underwritten, furnish on the date that Registrable Shares are delivered to an underwriter for sale in connection with the Registration Statement (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and any selling stockholders;

          (k) Make available for inspection by the Holders, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to the Holders or a holder of Other Registrable Shares) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 4(k). The Holders agree that they shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning the Holders provided to the Company pursuant to Section 5(e) hereof unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

          (l) Use its best efforts to (i) cause all the Registrable Shares covered by the Registration Statement to be listed on any national securities exchange on which shares of Common Stock are then listed if the listing of such Registrable Shares is then permitted under the rules of such exchange, (ii) secure designation of all the Registrable Shares covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System ("NASDAQ") "national market system security" within the meaning of Rule 11Aa2-1 of the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Shares on the NASDAQ National

Market, if shares of Common Stock are then so quoted or eligible for quotation or (iii) if the Common Stock is not quoted on or eligible for quotation on the NASDAQ National Market, secure designation of the Registrable Shares on the NASDAQ Small Cap Market or the OTC Bulletin Board, where the Common Stock may then be quoted;

          (m) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Shares not later than the effective date of the Registration Statement and cause such transfer agent to act in accordance with this Agreement;

          (n) Cooperate with the Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the Shares sold pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the case may be, as the managing underwriter or underwriters, if any, or the Holders may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Holders may request; and

          (o) Take all other reasonable actions necessary to expedite and facilitate disposition by the Holder of the Registrable Shares pursuant to the Registration Statement.

     5. INDEMNIFICATION.

          (a) The Company will indemnify the Holders with respect to which registration has been effected pursuant to this Agreement, and each underwriter, if any and each person who controls any underwriter, and their respective counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, or other document incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company in connection with any such registration and will reimburse the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided, however, that the indemnity contained in this Section 5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company; and provided further that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein. The foregoing indemnity agreement is further subject to the condition that insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of the foregoing indemnified parties if copies of a final prospectus correcting the misstatement, or alleged misstatement, omission or alleged omission upon which such loss, liability, claim or damage is based is timely delivered to such indemnified party and a copy thereof was not furnished to the person asserting the loss, liability, claim or damage.

          (b) The Holders will indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder and their respective counsel (collectively, the "Company, Underwriters and Counsel") against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact relating to the Investor contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein relating to the Investor or necessary to make the statements therein relating to the Holders not misleading or any violation by the Holders of any rule or regulation promulgated under the Securities Act applicable to the Holders and relating to action or inaction required of the Holders in connection with any such registration; and will reimburse the Company, directors, officers, partners, persons, underwriters or control persons for any legal or any other expense reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) relating to the Investor is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Holders and stated to be specifically for use therein; provided, however, that such indemnification obligations shall not apply if the Company modifies or changes to a material extent written information furnished by such Holders. The Holders will indemnify the Company, underwriters and counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof), arising out of or based on any sale of Registrable Shares made by the Holders following receipt by the Holders of written notice from the Company, underwriters or counsel that the registration statement filed with respect to such Registrable Shares contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the above, the indemnification obligations of the Investor shall be limited in amount to the net amount of proceeds received by the Holders from the sale of such Registrable Shares.

          (c) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 5 to the fullest extent permitted by law; provided, however, that
(a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 5, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Shares who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of Registrable Shares shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Shares.

          (d) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed) and the Indemnified Party may participate in such defense at such Indemnified Party's expense. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     6. AGREEMENTS OF HOLDERS. The Holders shall furnish to the Company such information regarding the Holders as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.

     7. REPORTS UNDER EXCHANGE ACT. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Holders to sell securities of the Company to the public without registration and without imposing restrictions arising under the federal securities laws on the purchases thereof ("Rule 144") the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) file with the Commission in a timely manner, all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to the Holders so long as the Holders own Registrable Shares, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and
(iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

     8. MISCELLANEOUS.

          A. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of Illinois without giving effect to conflict of laws of such jurisdiction.

          B. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          C. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

          D. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered by hand or by messenger or courier delivery service, addressed (a) if to the Holders at the address each Holder shall have furnished to the Company in writing, or (b) if to the Company at 150 North Michigan Avenue, Suite 3610, Chicago, Illinois 60601, Attn: President, or at such other address as the Company shall have furnished to the Holders and each such other holder in writing.

          E. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to the Holders, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of the Holders nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Holders of any breach or default under this Agreement, or any waiver on the part of any party of any provisions of conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Holders, shall be cumulative and not alternative.

          F. COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

          G. SEVERABILITY. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          H. AMENDMENTS. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the Holders.

          I. TERMINATION OF REGISTRATION RIGHTS. This Agreement shall terminate at such time as the Shares no longer constitute Registrable Shares.

                            [Signature page follows]

     The foregoing Registration Rights Agreement is hereby executed as of the date first above written.

COMPANY:                                     HOLDERS:

NUCLEUS, INC.

By:
   ----------------------------              -----------------------------------
    John C. Paulsen, President               Jay Ryerse


                                             -----------------------------------
                                             Steven L. Ryerse


                                             -----------------------------------
                                             Scott Ackerstein


                                             -----------------------------------
                                             Daniel R. Bridges


                                             -----------------------------------
                                             Paul E. Butticaz